As filed with the Securities and Exchange Commission on March 26, 2007

Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XA, INC.
(Name of small business issuer in its charter)

Nevada	7389	30-0226902
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation	or Industrial	Identification
organization)	Classification No.)	Code Number)

875 North Michigan Avenue, Suite 2626
Chicago, Illinois 60611
(312) 397-9100
-----------------------------------------
(Address and telephone number of principal executive offices and principal place of business)

Joseph Wagner,
President & Chief Executive Officer
875 North Michigan Avenue, Suite 2626
Chicago, Illinois 60611
(312) 397-9100
------------------------------------------
(Name, address and telephone number of agent for service)

With copies to:

David M. Loev,	John S. Gillies,
The Loev Law Firm, PC	The Loev Law Firm, PC
6300 West Loop South, Suite 280	& 6300 West Loop South, Suite 280
Bellaire, Texas 77401	Bellaire, Texas 77401
(713) 524-4110 Tel.	(713) 524-4110 Tel.
(713) 524-4122 Fax	(713) 456-7908 Fax

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. (  ).

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT BEING REGISTERED	AMOUNT OF PROPOSED MAXIMUM PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE PRICE	REGISTRATION FEE

Common Stock	3,600,005	$0.37	$1,332,001.85	$40.89
$0.001 Par Value (2)

Common Stock	1,100,000	$0.37	$407,000.00	$12.49
$0.001 Par Value (3)

Common Stock	392,500	$0.37	$145,225.00	$4.46
$0.001 Par Value (4)

TOTALS	5,092,505	$0.37	$1,884,226.85	$57.85

(1)      Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked price as reported on the Over-the-Counter Bulletin Board on March 20, 2007.

(2)               Represents shares of common stock issuable in connection with the conversion of an aggregate of $2,700,000 in 11% Senior Secured Convertible Notes at a conversion price of $0.75 per share which are held by certain of the Selling Shareholders as described in greater detail below.

(3)     Represents shares of common stock underlying warrants exercisable into shares of the Registrant’s common stock at an exercise price of $0.30 per share, as described in greater detail below.

(4)     Represents shares of common stock underlying warrants exercisable into shares of the Registrant’s common stock at an exercise price of $1.10 per share, as described in greater detail below.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

XA, INC.

RESALE OF 5,092,505 SHARES OF COMMON STOCK

  The selling stockholders listed on page 75 may offer and sell up to 5,092,505 shares of our Common Stock under this prospectus for their own account.

  A current prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses. Our Common Stock is currently listed on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "XAIN."

  Each selling stockholder or dealer selling the Common Stock is required to deliver a current prospectus upon the sale of our Common Stock.

  THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 14, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

  NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS _______________, 2007

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

 The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this prospectus, the terms "we," "us," "our," "Company," and "XA" refer to XA, Inc., a Nevada corporation, and unless otherwise stated includes the operations of Fiori XA, Inc., XA Scenes, Inc. and XA Interactive, Inc., Nevada corporations and The Experiential Agency, Inc., an Illinois corporation, and our wholly owned subsidiaries, and unless the context otherwise requires, "Common Stock" refers to our common stock, par value $0.001 per share and "Preferred Stock" refers to our preferred stock, par value $0.001 per share.

 The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF COMPANY

 XA, Inc. (“we,” “us,” “XA,” and the “Company”), through its wholly-owned Illinois subsidiary, The Experiential Agency, Inc. and its wholly-owed Nevada subsidiaries, Fiori XA, Inc., XA Scenes, Inc. and XA Interactive, Inc., is a comprehensive event marketing, design and production services agency. With full-service offices in Chicago and New York City as well as a sales office in Los Angeles, and a venue in New York City, XA is a leading provider of event services on an outsourced basis for corporations, associations and other organizations in the United States and abroad. XA provides its clients with a single source to their business communications and event planning needs. For the last seventeen (17) years, we have been engaged in the business of organizing, promoting and managing events such as business and trade shows, conventions, conferences and meetings for corporations, associations and other organizations in the U.S. and abroad.

SUMMARY OF TRANSACTIONS FOR WHICH
SHARES ARE BEING REGISTERED IN THIS OFFERING

 On August 8, 2006 (the "August 2006 Closing"), we entered into a Securities Purchase Agreement (the "August 2006 Purchase Agreement") with Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC, and Katie & Adam Bridge Partners, L.P. (each an "August 2006 Purchaser" and collectively the "August 2006 Purchasers"), pursuant to which we sold the August 2006 Purchasers fifteen month 11% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $1,250,000 (collectively the "August 2006 Notes") and five (5) year warrants to purchase an aggregate of one hundred and seventy-five thousand (175,000) shares of our common stock at an exercise price of $1.10 per share (the "August 2006 Warrants" and collectively with the August 2006 Notes, the "August 2006 Securities" and the entire transaction are defined herein as the "August 2006 Funding").

 We also issued an aggregate of 333,333 warrants to purchase shares of our common stock at an exercise price of $0.30 per share to the August 2006 Purchasers (the "Venture Warrants") in connection with the August 2006 Funding and 666,667 warrants to purchase shares of our common stock at an exercise price of $0.30 per share to Mastodon Ventures, Inc. (“MVI” and the "MVI Warrants") in connection with consulting fees. Both the Venture Warrants and the MVI Warrants are exercisable for five (5) years from the date of the August 2006 Closing. The August 2006 Purchasers later assigned an aggregate of 133,333 of the Venture Warrants to Vision (as defined below) and MVI, assigned 100,000 of the MVI Warrants to Vision in connection with the October 2006 Closing. MVI also transferred 54,933 of the Venture Warrants to our legal counsel, David M. Loev (“Loev”), and 82,400 of the Venture Warrants to Gusrae Kaplan, Bruno & Nusbaum PLLC (“Gusrae”), the Purchaser’s legal counsel.

 On September 26, 2006, we entered into Securities Purchase Agreements with G. Chris Andersen and Paul M. Higbee, two individuals (“Andersen” and “Higbee”). Pursuant to the Securities Purchase Agreements, we sold each of Andersen and Higbee $100,000 in fifteen month, 11% Senior Subordinated Secured Convertible Promissory Notes (the "September 2006 Notes"), and granted each of them fifteen thousand (15,000) five year warrants to purchase shares of our common stock at an exercise price of $1.10 per share (the "September 2006 Warrants," and collectively the entire September 26, 2006 funding transaction, the "September 2006 Funding").

 On October 23, 2006, we entered into a Securities Purchase Agreement (the “October 2006 Purchase Agreement”) with Vision Opportunity Master Fund, Ltd. ("Vision," and collectively with Andersen and Higbee, the "Second Funding Purchasers," and the “Second Funding Purchasers” collectively with the August 2006 Purchasers, the “Purchasers”). Pursuant to the October 2006 Purchase Agreement (collectively with the September 2006 Purchase Agreements, the "Second Funding Purchase Agreements"), we sold Vision $1,250,000 in fifteen month, 11% Senior Subordinated Secured Convertible Promissory Notes (the "October 2006 Note," collectively with the September 2006 Notes, the "Second Funding Notes”) and granted Vision one hundred thousand (100,000) five year warrants to purchase shares of our common stock at $0.30 per share, and one hundred and eighty seven thousand five hundred (187,500) five year warrants to purchase shares of our common stock at an exercise price of $1.10 per share (collectively the "Vision Warrants" and with the September 2006 Warrants, the "Second Funding Warrants", collectively referred to herein as the "October 2006 Funding," and collectively with the September 2006 Funding, the "Second Funding"). The August 2006 Notes, September 2006 Notes and the October 2006 Note are referred to herein as the “Notes.”

 The Notes, August 2006 Warrants, Second Funding Warrants, Venture Warrants and MVI Warrants (collectively the “Warrants”) contain certain anti-dilution provisions, which provide that if we issue or sell any additional shares of common stock (including convertible shares of common stock and/or options or warrants to purchase shares of common stock) other than as a dividend or other distribution (a "Dilutive Issuance") at less than the Conversion Price or Exercise Price (as defined in the Notes and Warrants, respectively) then in effect, the Conversion Price or Exercise Price shall be automatically reduced to the lower Effective Price (as defined in the Notes and Warrants, respectively) of the issuance and/or sale. However, the August 2006 and September and October 2006 Purchasers agreed to waive such anti-dilution provision in connection with the issuance of up to 250,000 shares for professional services and 25,000 shares of common stock issued to Christopher Spencer, our Director pursuant to the terms of his Consulting Agreement (the "Excepted Issuances"), of which we have issued an aggregate  of 125,000 shares of common stock and 100,000 warrants to purchase shares of our common stock at $0.30 per share, to David M. Loev, our corporate counsel, in addition to the 25,000 shares issued to Christopher Spencer.

 Our repayment of the Notes and any accrued interest thereon is secured by a security interest in substantially all of our assets, which we granted to the Purchasers pursuant to Security Agreements entered into with the Purchasers (the "Security Agreement"”). Additionally in September 2006, the August 2006 Purchasers entered into an Acknowledgment of Rights Agreement with us, whereby they agreed that their security interest rights in our assets would be pari passu with the Second Funding Purchasers' rights.

 We also granted the Purchasers and MVI registration rights in connection with the shares of common stock issuable in connection with the conversion of the Notes and the exercise of the Warrants, MVI Warrants and the Venture Warrants (collectively the "Underlying Shares"), pursuant to our entry into Registration Rights Agreements (the "Registration Rights Agreements"), which we entered into at the closings, and which Underlying Shares are being registered in this Registration Statement.

 The Notes, Warrants, related agreements and funding transactions summarized above are described in greater detail below under “Description of Business.”

[Remainder of page left intentionally blank.]

SUMMARY OF THE OFFERING

Common Stock offered by Selling Stockholders:

5,092,505 Shares

Common Stock outstanding before the offering:

3,952,250 Shares, which amount does not include 25,000 shares of Form S-8 registered common stock which the Company has agreed to issue to its attorney, which shares have not been registered or issued to date.

Common Stock Outstanding after the Offering:

9,044,755 Shares (assuming the conversion of all of the Notes into shares of common stock (at a conversion price of $0.75 per share) and the issuance of shares in connection with the exercise of the Warrants, which shares are registered herein, of which there can be no assurance).
Use of Proceeds:

This prospectus relates to shares of common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the resale of shares from the conversion of the Notes; however we have used the proceeds from the sale of the Notes and will use the proceeds from the exercise of the Warrants (assuming such Warrants are exercised) as described under the section entitled "Use of Proceeds," below.

Market for our Common Stock:

Our common stock is quoted on the OTCBB under the trading symbol "XAIN". The market for our common stock is highly volatile, sporadic and illiquid as discussed in more detail, below, under the heading "Risk Factors". We can provide no assurance that there will be a market in the future for our common stock or that such market, if present will not continue to be volatile, sporadic and/or illiquid.

Address and Contact Information:

Our principal executive offices are located at the John Hancock Center, 875 North Michigan Ave., Suite 2626, Chicago, IL 60611. Our telephone number is (312) 397-9100 and our fax number is (312) 573-1515. Our website address is www.experientialagency.com (and includes information that we do not intend to include as part of this prospectus).

[Remainder of page left intentionally blank.]

SUMMARY FINANCIAL DATA

  You should read the summary financial information presented below, which is taken from the audited financial information of XA, Inc. for the years ended December 31, 2006, and 2005, in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

[Remainder of page left intentionally blank.
Summary Consolidated Financial Statements follow.]

Summary Consolidated Balance Sheets

	December 31,	December 31,
	2006	2005
ASSETS
Current Assets
Cash	$372,626	$595,472
Accounts receivable	470,270	1,214,492
Work in process at cost	-	770,562
Prepaid expenses	180,981	36,925
Prepaid finance charges	250,703	-
Prepaid employment contract	-	64,467
Total Current Assets	1,274,580	2,681,918
Fixed Assets
Equipment	244,736	194,491
Furniture and fixtures	66,177	53,059
Leasehold improvements	1,004,745	40,735
	1,315,657	288,285
Less accumulated depreciation	(211,861)	(152,513)
	1,103,796	135,772
Other Assets
Discount on Convertible Notes Payable	212,853	177,346
Deferred taxes	-	540,000
Prepaid employment bonus	-	100,000
Deposits	73,639	72,712
Goodwill	865,309	865,309
	1,151,801	1,755,367
	$3,530,177	$4,573,057
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$514,232	$445,986
Accrued payroll	-	-
Interest Payable	102,760	61,476
Withheld and accrued taxes	3,731	4,471
Unearned revenues	166,911	1,222,229
Line of credit	800,000	-
Current portion of long term debt	1,450,000	2,032,500
Total Current Liabilities	3,037,634	3,766,662
Long-term Debt
Note payable	1,250,000	-
Derivative Liability	62,431	-
Stockholders' Equity
Series A preferred stock	-	-
Common stock	3,952	3,719
Additional paid in capital	2,289,621	2,213,157
Accumulated other comprehensive income	296,121	-
Retained deficit	(3,409,583)	(1,410,481)
	(819,889)	806,395
	$3,530,177	$4,573,057

Summary Consolidated Income Statements

	Year Ended December 31,	Year Ended December 31,
	2006	2005

Revenues
Sales	$9,824,677	$10,912,614

Cost of goods sold
Direct production costs	5,782,391	6,767,383

Gross profit	4,042,286	4,145,231

Administrative expense
Administrative	4,992,871	4,001,362

Income from operations	(950,585)	143,869

Other income and expenses
Other income	8,660	15,079
Other expenses	(509,677)	(283,594)
Intangible impairment	(540,000)	-
	(1,041,017)	(268,515)
Income before taxes	(1,991,602)	(124,646)

Tax provisions
Tax provisions	-	(15,000)

Net (Loss)	(1,991,602)	(109,646)

Other Comprehensive Income
Decrease in fair value of
derivatives	296,121	-

Net Comprehensive Income	$(1,695,481)	$(109,646)

RISK FACTORS

 The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in XA, Inc. You should carefully consider the following risk factors and other information in this prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

  Our business is subject to many risk factors, including the following (references to "our," "us," "we," and words of similar meaning in these Risk Factors refer to the Company and the Company's wholly owned subsidiaries, Fiori XA, Inc., XA Scenes, Inc. and XA Interactive, Inc., Nevada corporations and The Experiential Agency, Inc., an Illinois corporation, unless the context suggests otherwise).

RISKS RELATING TO THE COMPANY

WE HAVE A PRESENT NEED FOR CAPITAL IN ADDITION TO $2.7 MILLION ALREADY RAISED IN AUGUST THROUGH OCTOBER 2006.

 We intend to seek additional acquisitions which acquisitions will likely require additional capital ranging from $1 to $5 million, which is in addition to $2.7 million already raised in August through October 2006. Furthermore, the currently outstanding $1,250,000 August 2006 Senior Notes are due on November 8, 2007, and the $1,450,000 in Second Funding Senior Notes are due on September 26, 2007 (in respect to $200,000) and October 23, 2006 (in respect to $1,250,000), if such Notes are not converted into shares of our common stock prior to such due dates. Finally, we have approximately $800,000 which is due on December 1, 2007, pursuant to our Line of Credit with LaSalle (described in greater detail below under “Liquidity and Capital Resources”). At this time, no additional financing has been secured. Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to continue our business operations and pursue our expansion strategy. We need to raise additional capital to repay the August, September and October 2006 Note holders and the Line of Credit, and as a result, we may seek to enter into acquisitions or mergers in the future, of which we currently have no immediate plans, but which if undertaken, could result in a restructuring, change of control and/or a change in our business focus, as well as potential dilution to then current shareholders. In the event we do not raise additional capital from conventional sources, there is every likelihood that we may need to scale back or curtail implementing our business plan.

WE HEAVILY DEPEND ON JOSEPH WAGNER AND JEAN WILSON.

 The success of the Company depends heavily upon the personal efforts and abilities of Joseph Wagner and Jean Wilson. Joseph Wagner entered into a sixty (60) month Consulting Agreement with the Company effective August 1, 2006, pursuant to which Mr. Wagner serves as the Company's, Chief Executive Officer, President and Secretary. Mr. Wagner is also the Chairman of the Board of Directors of the Company. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Jean Wilson serves as the Company's Chief Operating Officer, Treasurer and as a director of the Company pursuant to a sixty (60) month Employment Agreement she entered into with the Company, with an effective date of August 1, 2006. Mr. Wagner and Ms. Wilson may voluntarily terminate their employment at any time. The loss of Mr. Wagner, Ms. Wilson or other key employees could have a material adverse effect on our business, results of operations or financial condition. In addition, the absence of Mr. Wagner or Ms. Wilson may force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement.

OUR ABILITY TO OPERATE SUCCESSFULLY AND MANAGE OUR POTENTIAL GROWTH DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN HIGHLY QUALIFIED TECHNICAL, MANAGERIAL, SALES, MARKETING AND FINANCIAL PERSONNEL.

 The Company's success heavily depends upon its ability to attract and retain highly qualified technical, managerial, sales, marketing and financial personnel. The Company faces competition for qualified personnel in these areas. The Company cannot be certain that it will be able to attract and retain qualified personnel. The Company's inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, results of operations or financial condition.

OUR AUDITOR HAS RAISED DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

 We had a comprehensive net loss of $1,695,481 for the year ended December 31, 2006 which includes an adjustment to net loss of $296,121 due to the decrease in the fair value of our derivatives, other expenses of $509,677 and intangible impairment of $540,000,  and a net comprehensive loss of $109,646 for the year ended December 31, 2005. We had a $1,763,054 working capital deficiency and a total retained deficit of $3,409,583 as of December 31, 2006. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment in us could become devalued or even worthless.

THE SENIOR NOTES ARE SECURED BY A SECURITY INTEREST IN SUBSTANTIALLY ALL OF OUR ASSETS.

 In August 2006, we sold $1,250,000 in 11% Senior Secured Convertible Notes to certain purchasers and in September and October we sold an additional $1,450,000 in 11% Senior Secured Convertible Notes to three purchasers. All of our currently outstanding Notes and interest on such Notes are convertible into shares of our common stock; however, if we fail to register the shares which the Notes are convertible into, such registration statement ceases to be effective or if the Purchasers fail to convert the outstanding amount of the Senior Notes into shares of our common stock, we will be obligated to repay up to $2,700,000, not including any accrued interest, on the due date of such Notes, November 8, 2007 in connection with the $1,250,000 August 2006 funding, December 26, 2007 in connection with $200,000 of the Notes and January 23, 2008, in connection with the $1,250,000 October 2006 funding. If we default in our repayment of the Notes when due, the Purchasers can take control of substantially all of our assets due to the fact that the repayment of the Notes are secured by a Security Agreement, pursuant to which we granted the Purchasers a security interests in substantially all of our assets. As a result, if we default in the repayment of the Notes, the Purchasers may take control of substantially all of our assets, which could force us to curtail or abandon our business operations, and any investment in us could become worthless.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

 The event production industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company competes in each of its markets with numerous national, regional and local event production companies, many of which have substantially greater financial, managerial and other resources than those presently available to the Company. Numerous well-established companies are focusing significant resources on providing event marketing, design and production services that will compete with the Company's services. No assurance can be given that the Company will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices it charges for its products and services, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the companies business, results of operations and financial condition.

IF WE FAIL TO TIMELY FILE AND/OR OBTAIN EFFECTIVENESS OF A REGISTRATION STATEMENT REGISTERING THE SHARES OF COMMON STOCK UNDERLYING THE AUGUST, SEPTEMBER AND OCTOBER 2006 PURCHASERS NOTES AND WARRANTS, WE WILL FACE SIGNIFICANT PENALTIES, WHICH COULD DECREASE THE AMOUNT OF OUR CASH ON HAND AND CAUSE THE VALUE OF OUR STOCK TO DECLINE IN VALUE.

 Pursuant to the Registration Rights Agreements, we agreed to register the shares of common stock which the Notes are convertible into and the shares of common stock underlying the Warrants (the “Underlying Shares”). We agreed that in the event that the planned private offering of our securities in which we receive gross proceeds of not less than $3,000,000 and the effective purchase price of the common stock sold is $1.50 or more per share (the “Private Offering”), has not occurred within six (6) months of the August 2006 Closing (February 8, 2007), which deadline was not met, we would file this Registration Statement within forty-five days of the six (6) month anniversary of the August 2006 Closing, March 25, 2007, and that we would obtain effectiveness of this Registration Statement no more than sixty (60) days after the date we are required to file such Registration Statement, or May 24, 2007 (the "Mandatory Filing Deadlines"). Provided that if the Private Offering does occur within six (6) months of the Closing, the Purchasers have demand registration rights pursuant to the Registration Rights Agreement, whereby the holders of 50.1% of the Notes can demand that we file the Registration Statement at any time beginning on the nine (9) month anniversary date of the August 2006 Closing, May 8, 2007. If the Purchasers demand that we file a Registration Statement, we are required to file the Registration Statement with the Commission within forty-five days of the date such demand is given, and we are required to obtain effectiveness of the Registration Statement no more than sixty (60) days after the date we are required to file such Registration Statement (collectively with the Mandatory Filing Deadlines the "Registration Deadlines").

 If we fail to obtain effectiveness of this Registration Statement by the applicable Registration Deadlines or after such effectiveness the Purchasers are unable to sell the Underlying Shares, we are obligated, pursuant to the Registration Rights Agreement, to pay the Purchasers an amount in cash equal to two (2%) of the total principal amount of the Notes (equal to $54,000), for each thirty (30) day period which the Registration Deadlines are not met or the Purchasers are unable to sell the Underlying Shares. If we fail to pay such damages within five (5) days of the date payable, we are required to pay interest on the amount payable at the rate of eighteen percent (18%) per annum, accruing daily until such amounts are paid in full. As a result, if we fail to timely file the Registration Statement and/or are prevented from timely receiving effectiveness of such filing, we could be forced to pay the Purchasers substantial penalties, which would reduce our cash on hand, and could cause us to curtail our current business plans, which would likely cause the value of our common stock to decline in value.

WE CURRENTLY HAVE A PENDING LAWSUIT WITH ONE OF OUR FORMER LANDLORDS, WHICH LANDLORD ALLEGED APPROXIMATELY $309,710 IN DAMAGES.

 Our former landlord, Erie West, L.L.C. (the "Landlord"), filed a lawsuit against us (described in greater detail under "Legal Proceedings," below) claiming approximately $309,710 in damages and alleging that the Landlord is owed money for unpaid rental fees, which it alleged we stopped paying rent under on July 1, 2004, which lease was to run until March 31, 2008. We filed answers to the Landlord's allegations, denying certain allegations and asserting affirmative defenses to others. If we are forced to pay the approximately $309,710 in alleged damages and/or additional amounts in attorney's fees and interest owed to our former landlord, our cash on hand would be severely impacted and our business could be adversely affected.

OUR GROWTH WILL PLACE SIGNIFICANT STRAINS ON OUR RESOURCES.

 The Company's growth is expected to place a significant strain on the Company's managerial, operational and financial resources as Joseph Wagner and Jean Wilson are our only officers. The Company has limited employees in addition to its small number of officers. Furthermore, as the Company receives contracts, the Company will be required to manage multiple relationships with various customers and other third parties. These requirements will be exacerbated in the event of further growth of the Company or in the number of its contracts. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company will be able to achieve the rapid execution necessary to successfully offer its services and implement its business plan. The Company's future operating results will also depend on its ability to add additional personnel commensurate with the growth of its business. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

RISKS RELATING TO OUR COMMON STOCK

THE MARKET PRICE OF OUR COMMON STOCK HISTORICALLY HAS BEEN VOLATILE.

 The market price of our common stock historically has fluctuated significantly based on, but not limited to, such factors as general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our ability or inability to generate new revenues, conditions and trends in the event production industry and in the industries in which our customers are engaged.

 Our common stock is traded on the OTCBB under the symbol “XAIN.” In recent years, the stock market in general has experienced extreme price fluctuations that have oftentimes been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

THE COMPANY HAS ESTABLISHED PREFERRED STOCK WHICH CAN BE DESIGNATED BY THE COMPANY'S BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL AND HAS ESTABLISHED SERIES A PREFERRED STOCK, WHICH GIVES THE HOLDERS MAJORITY VOTING POWER OVER THE COMPANY.

 The Company has 500,000 shares of preferred stock authorized. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company's shareholders, shareholders of the Company will have no control over what designations and preferences the Company's preferred stock will have. As a result of this, the Company's shareholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

THE CONVERSION OF THE NOTES AND THE EXERCISE OF THE WARRANTS, MVI WARRANTS AND VENTURE WARRANTS WILL CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS.

 We had 3,952,250 shares of common stock outstanding as of March 8, 2007. Assuming a conversion price of $0.75 per share (which conversion price and therefore the number of shares issuable in connection with the conversion of the Notes is subject to adjustment as provided in the Notes, subject to a $0.30 floor), the principal amount of the August 2006 Senior Notes will convert into 1,666,667 shares of common stock, the principal amount of the September and October 2006 Notes will convert into 1,933,333 shares of common stock and the outstanding Warrants, MVI Warrants and Venture Warrants can be exercised for 1,522,500 shares of common stock. As such, the conversion of the August, September and October 2006 Notes and exercise of the Warrants, Venture Warrants and MVI Warrants will cause substantial dilution to our existing shareholders.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

 Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $4.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

 In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS.

 The Company has paid no cash dividends on its common stock to date and it is not anticipated that any cash dividends will be paid to holders of the Company's common stock in the foreseeable future. While the Company's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the future expansion of the Company.

THE NOTES AND WARRANTS ISSUED TO THE AUGUST, SEPTEMBER AND OCTOBER 2006 PURCHASERS, THE 6% NOTE PURCHASERS, AND CERTAIN CONSULTANTS IN CONNECTION WITH THOSE FUNDINGS HAVE ANTI-DILUTION PROVISIONS, WHICH IF TRIGGERED COULD CAUSE SUBSTANTIAL DILUTION TO OUR THEN SHAREHOLDERS.

 The $2,700,000 in Notes which have a conversion price equal to the lesser of $0.75 or 50% of the effective price of a planned subsequent private offering of our securities in which we receive gross proceeds of not less than $3,000,000 and the effective purchase price of the common stock sold is $1.50 or more per share (the “Private Offering”), the 392,500 five (5) year warrants to purchase shares of our common stock at $1.10 per share; the 1,100,000 five (5) year warrants to purchase shares of our common stock at $0.30 per share which we issued to the August, September and October 2006 purchasers and certain consultants in connection with the August, September and October 2006 fundings; and the 250,000 Class A Warrants which have an exercise price of $9.60 per share and are held by the 6% Note Purchasers, who previously purchased 6% Convertible Term Notes from us in June and September 2004, which notes have been repaid to date, but which Class A Warrants remain outstanding, contain anti-dilution provisions. Pursuant to those anti-dilution provisions, if we issue any shares of common stock or warrants to purchase any shares of common stock (or convertible securities) with an effective price per share of less than the conversion price of the Notes then in effect or the exercise price of the warrants then in effect, the conversion price of such Notes shall automatically reset to such effective price and/or the exercise price of such warrants shall reset to such lower effective price.

 While the August, September and October 2006 purchasers have waived these anti-dilution provisions in connection with any securities issued in connection with the Private Offering, and up to 250,000 shares of common stock for professional services, of which we have issued 225,000 shares to date and a total of 25,000 shares of common stock issued to Christopher Spencer, our Director pursuant to the terms of his Consulting Agreement, if we issue any other securities at an effective price less than the conversion price of the Notes or the exercise price of the Warrants, the Purchasers could be able to convert such Notes and/or exercise such Warrants into a much greater number of shares of common stock then they are currently able to. If this were to happen, the Purchasers could take voting control of the Company (subject to the Second Funding Purchaser’s agreement to not hold more than 9.99% of our outstanding common stock unless they give us sixty-one days prior written notice) or choose to sell such shares in the open market, which would cause the trading value of our common stock to decline precipitously and could cause our common stock to become worthless.

WE FACE A RISK OF A CHANGE IN CONTROL DUE TO THE FACT THAT OUR CURRENT OFFICERS AND DIRECTORS DO NOT OWN A MAJORITY OF OUR OUTSTANDING COMMON STOCK.

 Our current officers and Directors can vote an amount of common stock equal to approximately thirty-six (36%) of our outstanding common stock. As a result, our officers and Directors may not exercise majority voting control over us and our shareholders who are not officers and Directors of us may be able to obtain a sufficient number of votes to choose who serves as our Directors. Because of this, the current composition of our Board of Directors may change in the future, which could in turn have an effect on those individuals who currently serve in management positions with us. If that were to happen, our new management could affect a change in our business focus and/or curtail or abandon our business operations, which in turn could cause the value of our securities, if any, to decline.

OUR ARTICLES OF INCORPORATION, AS AMENDED, AND BYLAWS LIMIT THE LIABILITY OF, AND PROVIDE INDEMNIFICATION FOR, OUR OFFICERS AND DIRECTORS.

 Our Articles of Incorporation, as amended, generally limit our officers' and directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he or she is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions respecting the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

IF WE ARE LATE IN FILING OUR QUARTERLY OR ANNUAL REPORTS WITH THE SEC, WE MAY BE DE-LISTED FROM THE OVER-THE-COUNTER BULLETIN BOARD.

 Pursuant to new Over-The-Counter Bulletin Board ("OTCBB") rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form 10-QSB's or 10-KSB's) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three (3) times during any twenty-four (24) month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one-year period of de-listing. If we are late in our filings three times in any twenty-four (24) month period and are de-listed from the OTCBB, our securities may become worthless and we may be forced to curtail or abandon our business plan.

IF THERE IS A MARKET FOR OUR COMMON STOCK, OUR STOCK PRICE MAY BE VOLATILE.

 If there is a market for our common stock, we anticipate that such market will be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)  actual or anticipated variations in our results of operations;
(2)  our ability or inability to generate new revenues;
(3) the number of shares in our public float;
(4)  increased competition; and
(5) conditions and trends in the market for event planning services and event venues.

 Furthermore, because our common stock is traded on the over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Additionally, at present, we have a very limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock. Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, asked and closing prices) are entirely arbitrary, are not related to the actual value of the Company, and do not reflect the actual value of our common stock (and in fact reflect a value that is much higher than the actual value of our common stock). Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

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USE OF PROCEEDS

 We will not receive any proceeds from the sale of the common stock registered herein on behalf of the Purchasers in connection with the conversion of the Notes, but will receive approximately $761,750 upon the exercise of the Warrants registered herein, and will use those funds, assuming such Warrants are exercised, as described below. We used the funds received from the sale of $2,700,000 in Notes as follows:

August 2006 Funding

 We immediately used $1,047,000 of the $1,250,00 funds received through the August 2006 Funding along with approximately $40,000 in cash to repay the $1,086,486 amount owed on the First Tranche (as defined below) of our 6% Convertible Notes (the “6% Notes”). An aggregate of five purchasers (the “6% Note Purchasers”) had originally purchased $2,500,000 in 6% Notes from us in two tranches of $1,250,000 (one tranche in June 2004 (the “First Tranche”) and a second tranche in September 2004 (the “Second Tranche”)), however, the 6% Note Purchasers subsequently converted a portion of the 6% Notes into shares of our common stock, and as a result, only approximately $1,056,180 of principal remained due under the First Tranche of the 6% Notes on June 30, 2006, which amount was not immediately paid when due. This amount would have accrued interest at the default rate equal to 15% until paid, however our default was waived by the 6% Note Purchasers pursuant to our entry into a Waiver of Rights Agreement with the 6% Note Purchasers on July 17, 2006, with an effective date of June 30, 2006, which Waiver of Rights Agreement was later extended by the 6% Note Purchasers until August 9, 2006. As a result, the remaining balance due under the First Tranche of the 6% Notes was equal to $1,056,180 as of August 8, 2006, which amount was increased to approximately $1,087,000 in connection with accrued and unpaid interest at 6% per annum on the outstanding amount of First Tranche and the Second Tranche of the 6% Notes.

 The remaining amount of the August 2006 Funding that we received equal to approximately $203,000 was paid to Laidlaw & Company (UK) Ltd. and to Laidlaw's legal counsel in consulting and finders fees and the Purchasers in connection with attorney's fees in connection with the Funding.

 As a result of the funds paid to the 6% Note Purchasers and the funds paid in finder's fees and attorney's fees, as well as the cash we paid to the 6% Note Purchasers, the August 2006 Funding cost us approximately $40,000 in cash; however, we were able to repay the June 2004 tranche of funds due to the 6% Note Purchasers, which funds we did not previously have, and which payment alleviated our being in default.

September and October 2006 Fundings

 We immediately used $1,030,575 of the funds received through the September and October 2006 fundings to repay the amount due under the Second Tranche of the 6% Notes and interest on such amount as of October 18, 2006. We owed approximately $1,012,434 in principal on the September 2004 portion of the 6% Notes, which notes were due and payable on September 13, 2006, but which due date was later extended to October 18, 2006, pursuant to a Waiver of Rights Agreement entered into in October 2006 (the "Third Waiver Agreement"), with the 6% Note Purchasers. The total amount of principal and interest at 6% per annum which was due under the 6% Notes as of October 18, 2006, was approximately $1,030,575. Due to our repayment of the Second Tranche of the 6% Notes, we no longer owe the 6% Note Purchasers any money, however, such 6% Note Purchasers still hold 250,000 warrants to purchase shares of our common stock at an exercise price of $9.60 per share. The 6% Note Purchasers have however, pursuant to the Third Waiver Agreement, agreed to waive their reset rights to their warrants in connection with the September and October 2006 fundings, the Excepted Issuances (as defined above) as well as securities issuable in connection with the planned Private Offering (as defined herein).

 Additionally, $175,000 of the remaining amount of the amounts received through the September and October 2006 Fundings were used to pay various closing costs and legal fees, including $80,000 paid to Laidlaw in connection with finders fees and consulting fees in connection with the October funding and amounts paid to Vision's legal counsel in attorney's fees and due diligence fees in connection with the October closing, as well as amounts paid to our legal counsel.

Use of Proceeds in Connection with the Exercise of the Warrants

 We plan to use the proceeds raised from the exercise of the Warrants for which the underlying shares are being registered herein, $761,750, including 1,100,000 warrants exercisable at $0.30 per share totaling $330,000 in proceeds, and 392,500 warrants exercisable at $1.10 per share, totaling $761,750 in proceeds, assuming all such Warrants are exercised, one-half of the Warrants are exercised and one-third of the Warrants are exercised, of which there can be no assurance, as follows:

	Assuming	Assuming	Assuming	Percentage
	One-third	One-half	Full Exercise	of Net
Use of Proceeds	Exercised*	Exercised*	Exercised*	Proceeds

Financing of
Future Acquisitions	$126,958.50	$190,437.50	$380,975.00	50%

Working Capital	$129,958.50	$190,437.50	$380,975.00	50%

	==================	==================	==================	=================

Totals	$253,917	$380,875	$761,750	100%

* Approximate.

    The use of proceeds amounts provided in the above table are only estimates and the timing and manner of the use of the net proceeds may vary, depending on our rate of growth and other factors. The foregoing represents our best estimate of our use of the net proceeds of the offering based on current planning and business conditions. We reserve the right to change our use of proceeds when and if market conditions or unexpected changes in operating conditions or results occur, or in our management's discretion. Additionally, we can provide no assurance that any of the Selling Shareholders will exercise all or any portion of the Warrants in the future.

DIVIDEND POLICY

     To date, we have not declared or paid any dividends on our outstanding common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

 Our wholly owned subsidiary, The Experiential Agency, Inc., formerly G/M! Productions, Inc., an Illinois corporation has a pending lawsuit, Erie West, L.L.C., v. G/M! Productions, Inc., No. 04 M1 137777, with one of our former landlords, in the Circuit Court of Cook County, Illinois. The lawsuit is in connection with office space we previously leased from Eire West, L.L.C. (the "Landlord"), at 308 West Erie Street, Chicago, Illinois. The Landlord in its First Amended Verified Complaint, alleged that we failed to provide the Landlord a cash deposit or new standby letter of credit when our previous letter of credit expired; and that the Landlord is owed money for unpaid rental fees, which it alleged we stopped paying under our lease with Landlord on July 1, 2004, which lease was to run until March 31, 2008.

 We filed an Answer and Affirmative Defenses to First Amended Verified Complaint to the Landlord's claims in the Circuit Court of Cook County, Illinois on May 31, 2005 (the "Answer"). In the Answer, we pleaded certain affirmative defenses, including that we have fully performed all conditions and covenants under the lease, and that we are therefore not in default; that we validly terminated the lease on June 30, 2004, after giving previous notice on several occasions to the Landlord, as a result of the fact that we were prevented the use and quiet enjoyment of the premises; and that the Landlord had the duty and obligation at all times to take reasonable steps to mitigate the damages sustained (the "Affirmative Defenses").

 Since the filing of our Answer, the Landlord has filed Second and Third Amended Verified Complaints, and we have answered such complaints. The Landlord's Third Amended Verified Complaint alleged damages for our alleged breach of the lease and alleged damages for prospective rent. The total damages asked for by the Landlord in the Third Amended Verified Complaint total approximately $309,710 plus interest. On February 28, 2006, we filed our Answer and Affirmative Defenses to Third Amended Verified Complaint, whereby we denied certain of the Landlord's claims and asserted our Affirmative Defenses. A status hearing on the case is scheduled for April 2007.

 In March 2006, we received notice of a lawsuit filed against XA, Inc., our wholly owned subsidiary, The Experiential Agency, Inc., and our Chief Executive Officer and Director, Joseph Wagner, Chief Operating Officer, Jean Wilson, and one of our employees, Marcy Manley, individually, by our former employee, Lara Shipp ("Shipp"). The lawsuit was filed in the Northern District of Illinois. The lawsuit alleged damages in connection with our discharge of Shipp, alleged that we failed to pay her certain commissions which she was due and that she was denied rights under the Family Medical Leave Act. Additionally, the lawsuit alleges breach of contract, declaratory relief regarding her interests in the Company, promissory estoppel, tortious interference with contract and fraudulent inducement. Shipp alleged that her employment contract with us entitled her to commissions of gross revenues on reoccurring business and that she was terminated in violation of Family and Medical Leave Act ("FMLA").  The lawsuit asked for all wages, benefits and other compensation that she lost as a result of her alleged termination in violation of FMLA, front pay and reasonable attorney's fees. Shipp also alleged that we violated the Illinois Wage Payment and Collection Act and alleges that she is due commissions and other amounts greater than $100,000 in unpaid commissions and automobile reimbursement, attorney's fees, pre and post judgment interest and punitive damages Furthermore, Shipp alleged that she was due an ownership interest in XA, Inc., which is larger than her current stake. We are currently in settlement negotiations with Shipp, however we have not entered into any final settlement agreement to date, and can provide no assurances that any settlement agreement will be entered into in the future.

The Company is not aware of any pending legal proceedings other than the ones described above, to which it is a party which is material to its business operations.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

  The following table sets forth the name, age and position of our director and executive officer. There are no other persons who can be classified as a promoter or controlling person of us. Our officers and directors are as follows:
Name	Age	Position

Joseph Wagner	41	President, Chief Executive
		Officer, Secretary and
		Chairman of the Board of
		Directors

Jean Wilson	46	Chief Financial Officer, Chief Operating Officer, Treasurer and Director

Christopher Spencer	38	Director

Joseph Wagner

  Joseph Wagner was appointed Chief Executive Officer of the Company on February 17, 2005. Mr. Wagner has served as a consultant to the Company performing the functions of President and Secretary and as a Director of the Company since August 2004. Since February 23, 2007, Mr. Wagner has served as Chairman of our Board of Directors. Mr. Wagner has worked for the Company since February 2003. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Mr. Wagner concurrently serves as President of LSC Capital Advisers ("LSC Capital"). Mr. Wagner has worked for LSC Capital since October 1997. From March of 2000 to October 2004, Mr. Wagner served as Managing Director of LSC Associates, LLC. Mr. Wagner has advised public and private companies in the areas of strategic planning, international project development, international finance, project management, logistics, and business development. Mr. Wagner has served as an officer and/or director of emerging growth companies and has been responsible for operational oversight in the areas of mergers and acquisitions, corporate governance, business development, strategic financial planning and SEC audits. Mr. Wagner earned a Bachelor of Arts in Law & Society from Purdue University, highest distinction, Phi Beta Kappa; and he earned a Master of Arts from Northern Illinois University.

Jean Wilson

  Jean Wilson was appointed Chief Operating Officer of the Company on February 17, 2005. Ms. Wilson has served as the Company's Treasurer and as a Director of the Company since August 2004. Ms. Wilson has worked for XA since July 2002. From January 1999 to July 2002, Ms. Wilson held a management position with ESM Association. From September 1982 to January 1999, Ms. Wilson worked in operations for The Meetinghouse Companies. Ms. Wilson brings more than twenty years of full time experience in event and meeting planning to the Company. During her career, Ms. Wilson has been responsible for every facet of producing, selling and coordinating corporate special events, trade shows, conventions and seasonal decorating programs for a host of clients. Ms. Wilson earned a Bachelors degree with honors in Recreation/Leisure Studies from Eastern Illinois University.

Chris Spencer

  Chris Spencer has served as a Director of the Company since December 19, 2005. He has not previously and does not currently serve as an officer or employee of the Company. Since approximately February 1996, Mr. Spencer has served as the Chief Executive Officer, President, Treasurer and as a Director of Wizzard Software Corp. a company which is publicly traded on the OTC Bulletin Board under the symbol [WIZD] and which specializes in speech recognition software and text-to-speech technology. From approximately May 1994 to approximately February 1996, Mr. Spencer served as the Chief Executive Officer of Chinawire, Inc. which provided money transfer services between high population Chinese areas in the United States and mainland China. From approximately July 1992 to approximately April 1994, he served as Chief Executive Officer of Lotto USA, which provided lottery ticket brokerage services that allowed persons in one state to purchase a different state's lottery tickets through Lotto USA. Mr. Spencer has his IBM certification in speech recognition.

  All directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

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EMPLOYMENT AND
CONSULTING AGREEMENTS

Joseph Wagner

  In August 2006, Joseph Wagner, our Chief Executive Officer, President and Chairman of our Board of Directors entered into a Consulting Agreement with us effective August 1, 2006, which Consulting Agreement replaced a prior Consulting Agreement entered into between the parties with an effective date of August 1, 2004.

  Pursuant to the Consulting Agreement, Mr. Wagner is to serve as our Chief Executive Officer, President and Secretary for a period of sixty (60) months from the effective date of the Consulting Agreement, August 1, 2006. Upon the expiration of the initial term of the Consulting Agreement, the Consulting Agreement shall automatically renew for successive one (1) year terms unless either party provides the other of its intent not to renew, at least thirty (30) days, but not more than sixty (60) days prior to the end of the term. Additionally, pursuant to the Consulting Agreement, Mr. Wagner will devote such time as the Company may reasonably deem to be necessary and beneficial to the efficient and effective operation of the Company's business. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Mr. Wagner will receive $200,000 per year as compensation as well as thirty (30) days of paid time off ("PTO") pursuant to the Consulting Agreement. Additionally, pursuant to the Consulting Agreement, Mr. Wagner was granted an aggregate of 850,000 stock options, which options shall vest to Mr. Wagner as provided in the Option Agreement which evidences the options and expire on the fifth anniversary of their grant date August 2, 2006, if unexercised, or as otherwise provided in the option agreement, which Options are described in greater detail. The Company is obligated to maintain a director and officer insurance policy of at least $1,000,000 during the term of Mr. Wagner's Consulting Agreement. The Company may terminate the Consulting Agreement; however, in the event of termination for good reason by Mr. Wagner or without cause, the Company is obligated to pay Mr. Wagner a severance payment of $250,000 in addition to all unpaid payments of salary through the end of the term of the Consulting Agreement in one lump sum payment and all unvested options shall vest to Mr. Wagner immediately.

Jean Wilson

  In August 2006, Jean Wilson, our Chief Operating Officer, Treasurer and Director entered into an Employment Agreement with us effective August 1, 2006, which Employment Agreement replaced a prior Employment Agreement entered into between the parties with an effective date of August 1, 2004.

  Pursuant to the Employment Agreement, Ms. Wilson is to serve as our Chief Operating Officer and Treasurer for a period of sixty (60) months from the effective date of the Employment Agreement, August 1, 2006. Upon the expiration of the initial term of the Employment Agreement, the Employment Agreement shall automatically renew for successive one (1) year terms unless either party provides the other of its intent not to renew, at least thirty (30) days, but not more than sixty (60) days prior to the end of the term. Additionally, pursuant to the Employment Agreement, Ms. Wilson will devote such time as the Company may reasonably deem to be necessary and beneficial to the efficient and effective operation of the Company's business. Ms. Wilson will receive $150,000 per year as compensation as well as thirty (30) days of PTO pursuant to the Employment Agreement. Pursuant to the Employment Agreement, Ms. Wilson was granted an aggregate of 650,000 stock options, which options shall vest to Ms. Wilson as provided in the Option Agreement which evidences the options and expire on the fifth anniversary of their grant date August 2, 2006, if unexercised, or as otherwise provided in the option agreement, which Options are described in greater detail below. The Company is obligated to maintain a director and officer insurance policy of at least $1,000,000 during the term of Ms. Wilson's Employment Agreement. The Company may terminate the Employment Agreement; however, in the event of termination for good reason by Ms. Wilson or without cause, the Company is obligated to pay Ms. Wilson a severance payment of $250,000 in addition to all payments of salary earned through the end of the term of the Employment Agreement in one lump sum payment and all unvested options shall vest to Ms. Wilson immediately.

Christopher Spencer

  Christopher Spencer entered into a one year, renewable consulting agreement with us to serve as our Director on December 19, 2005. The consulting agreement was for a period of twelve (12) months. Pursuant to the consulting agreement, Mr. Spencer was paid $2,000 per month and received an aggregate of 100,000 restricted shares of our common stock while employed under the consulting agreement, one for each quarter he is employed under the consulting agreement, which shares have been issued to date. The Company is obligated to maintain a director and officer policy of at least $1,000,000 during the term of Mr. Spencer's consulting agreement. The consulting agreement is terminated by Mr. Spencer's disability or his death. Mr. Spencer can terminate the consulting agreement for good reason and the Company can terminate the consulting agreement with cause (as described in the consulting). Additionally, Mr. Spencer's consulting agreement is terminated if the Company's voting shareholders vote to remove him as a Director or if he fails to be re-elected upon the termination of his current term as Director. Also the consulting agreement may be terminated by the mutual agreement of the parties. Upon Mr. Spencer's termination for any reason, he is entitled to receive only the compensation earned by him (including shares of stock) up to the date of the termination. The Consulting Agreement was renewed for the year ending December 31, 2007, with Mr. Spencer receiving $1,000 per month for his services as Director instead of $2,000 per month as was his consideration for the initial one year term of the agreement.

Joseph Wagner And Jean Wilson Options

  On June 19, 2006, the Company's Board of Directors approved the issuance of 650,000 Incentive Stock Options to the Company's Chief Executive Officer, President, Secretary and Chairman of our Board of Directors, Joseph Wagner and 550,000 Incentive Stock Options to Jean Wilson, the Company's Chief Operating Officer, Treasurer and Director, who both also own more than 10% of the Company's outstanding voting shares (the "10% Shareholder Options") pursuant to the Plan. The 10% Shareholder Options had an exercise price of $0.38 per share, which was equal to 110% of the mean of the highest and lowest quoted selling prices of the Company's common stock on the Over-The-Counter Bulletin Board on the Valuation Date. The 10% Shareholder Options were evidenced by Option Agreements, pursuant to the Plan. The 10% Shareholder Options shall vest three (3) years from the Valuation Date (June 19, 2009), and terminated if unexercised on June 19, 2011, unless terminated earlier pursuant to the terms of the Option Agreements; provided however, that the 10% Shareholder Options shall vest immediately upon the occurrence of a Change in Control of the Company. The 10% Shareholder Options were later rescinded by the Company in connection with the Funding and the grant of the JJ Options, as described in greater detail below.

  On August 2, 2006 (the "Valuation Date"), the Directors granted 850,000 options to purchase shares of our common stock ("Options") to Joseph Wagner, the Company's Chief Executive Officer and Chairman of the Board of Directors of the Company and 650,000 Options to Jean Wilson, the Company's Chief Operating Officer and Director, who are both greater than 10% shareholders of the Company (the "JJ Options"). The exercise price of the JJ Options is $0.75 per share (which exercise price was greater than 110% of the mean of the highest ($0.31) and lowest ($0.31) quoted selling prices of the Company's common stock on the Valuation Date). The JJ Options expire if unexercised on the fifth anniversary of the Vesting Date, or as otherwise provided in the Option Agreements.

  Mr. Wagner shall vest 283,333 of the Options upon the twelve (12) month anniversary of the date the United States Securities and Exchange Commission declares effective a registration statement covering the resale of the shares of common stock which the 11% Senior Secured Convertible Promissory Notes which we sold in August, September and October 2006 to certain third party purchasers (the "Purchasers") are convertible into (as described in greater detail in our most recent periodic filings) and the shares of common stock which the Warrants granted to such Purchasers are exercisable for (the "Effectiveness Date"); Mr. Wagner shall vest 283,333 of the Options upon the twenty-four (24) month anniversary of the Effectiveness Date; and Mr. Wagner shall vest the remaining 283,334 options upon the thirty-six (36) month anniversary of the Effectiveness Date, provided however that all of the options shall vest immediately upon a Change in Control of the Company (as defined below).

  Ms. Wilson shall vest 216,667 of the Options upon the twelve (12) month anniversary of the Effectiveness Date; Ms. Wilson shall vest 216,666 of the Options upon the twenty-four (24) month anniversary of the Effectiveness Date; and Ms. Wilson shall vest the remaining 216,666 options upon the thirty-six (36) month anniversary of the Effectiveness Date, provided that all of the options shall vest immediately upon a Change in Control of the Company (as defined below).

  Additionally, all of the options granted to employees in June 2006, as described herein, shall immediately vest to those employees upon a Change in Control.

  A "Change in Control" includes the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer of substantially all the assets of the Company; or in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933 (the "Act," other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company).

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of our outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of March 6, 2007, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address	Shares Beneficially Owned (1)	Percent (2)

Joe Wagner	809,342(3)(4)(5)	20.4%
875 North Michigan Avenue
Suite 2626
Chicago, Illinois 60611

Jean Wilson	520,141(5)	13.2%
875 North Michigan Avenue
Suite 2626
Chicago, Illinois 60611

Chris Spencer	100,000	2.5%
875 North Michigan Avenue
Suite 2626
Chicago, Illinois 60611

David M. Loev	405,000*(6)	9.9%(7)
6300 West Loop South
Suite 280
Bellaire, Texas 77401

Frank Goldstin	848,282(3)	21.5%
3800 N. Lake Shore Drive
Chicago, IL 60613

Vision Opportunity	438,000*(9)	9.9%(10)(8)
Master Fund, Ltd.
20 West 55th Street
5th Floor
New York, New York 10019

Sands Brothers	1,265,834(12)	24.3%(13)(11)
Venture Capital III LLC
90 Park Ave.
31st Floor
New York, New York 10016

Sands Brothers	408,333(15)	9.4%(16)(14)

Venture Capital IV LLC
90 Park Ave.
31st Floor
New York, New York 10016

Mastodon	208,000*(18)	4.9%(19)(17)
Ventures, Inc.
600 Congress Avenue
Suite 1220
Austin, Texas 78701

==================	===============	==============

ALL OFFICERS	1,429,483(3)(4)(5)	36.2%
AND DIRECTORS
AS A GROUP
(3 PEOPLE)

* Approximate.

(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. Shares of common stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person.

(2) Using 3,952,250 shares of common stock outstanding as of March 6, 2007, unless otherwise stated.

(3) Includes the effects of Voting Agreements. Frank Goldstin entered into a voting agreement with Joseph Wagner regarding 544,240 shares of common stock, and a voting agreement with Jean Wilson regarding 544,240 shares of common stock, owned by Mr. Goldstin (collectively referred to herein as the "Voting Agreements"). Mr. Goldstin subsequently sold a portion of his shares of common stock, leaving him the beneficial owner of less than 1,088,480 shares of common stock (the previous total amount of shares covered by the Voting Agreements), and as such, the Voting Agreements only allow Mr. Wagner and Ms. Wilson to vote 424,141 shares of common stock each as of the filing of this Registration Statement. The Voting Agreements began on July 28, 2004, and end on December 31, 2009. There are no voting trustees. The Voting Agreements provide that Mr. Wagner and Ms. Wilson are the true and lawful agents or proxies of Mr. Goldstin with full power of substitution for and in the name of Mr. Goldstin to vote 424,141 and 424,121 shares of common stock, respectively, or give a written consent, in person or by proxy, at all meetings of the Company's shareholders, and in all proceedings in which the vote or written consent of shareholders may be required or authorized by law.

(4) Includes 350,000 shares of common stock held by Sandra M. Wagner, the wife of Joseph Wagner.

(5) Does not include an aggregate of 850,000 options to purchase shares of our common stock held by Joe Wagner and 650,000 options to purchase shares of our common stock at $0.75 per share, held by Jean Wilson, which shares vest at the rate of 1/3 per year, beginning one year from the date the Registration Statement we are contractually obligated to file to register the shares of common stock issuable in connection with the conversion of the August, September and October 2006 purchaser's 11% Senior Secured Convertible Notes is declared effective with the Commission (the "Effectiveness Date") and/or upon a Change in Control (as defined in the options), as such options do not vest to Mr. Wager and Ms. Wilson until one year from such Effectiveness Date and/or upon a Change of Control.

(6) Includes 270,000 shares of common stock and 135,000 warrants to purchase shares of our common stock at an exercise price of $0.30 per share. Mr. Loev beneficially owns an aggregate of 154,933 warrants to purchase shares of our common stock at an exercise price of $0.30 per share and an aggregate of 270,000 shares of common stock held in the name of Loev Family Partnership, Ltd., which Mr. Loev is deemed to beneficially own. Although Mr. Loev has agreed not to hold more than 9.9% of our common stock at any one time, Mr. Loev has the ability to exercise his outstanding warrants for 154,933 shares of common stock, which along with his ownership of 270,000 shares of our common stock, would result in beneficial ownership of 424,933 shares of common stock, representing 10.3% of our then outstanding common stock based on 4,107,183 shares of common stock outstanding assuming the full exercise of the warrants. The amount represented above does not include 25,000 shares of common stock which we agreed to issue Mr. Loev pursuant to a Legal Services Agreement described herein, whereby Mr. Loev agreed to provide legal services on our behalf for a period of one (1) year for certain cash consideration (as described in greater detail herein) and 25,000 Form S-8 registered shares of common stock, which have not been issued to date, have not been included in the number of outstanding shares of common stock disclosed throughout this Registration Statement and have not been included in his ownership or percentage of ownership disclosed above.

(7) Based on 4,087,250 shares outstanding, assuming the exercise of 135,000 warrants beneficially owned by Mr. Loev, which would result in Mr. Loev owning approximately 9.9% of our common stock.

(8) The beneficial owner of Vision Master Fund, Ltd. ("Vision") is Adam Benowitz, its Portfolio manager.

(9) Although Vision has agreed to not hold more than 9.9% of our outstanding common stock at anyone time unless they provide us sixty-one (61) days prior notice, Vision has the ability to convert its outstanding 11% Senior Secured Convertible Notes ("Notes") into approximately 1,666,667 shares of common stock at a conversion price of $0.75 per share (which exercise price varies as provided in the Notes); can exercise its 187,500 warrants at an exercise price of $1.10 per share for that same number of shares; and can exercise its 333,333 warrants at a minimum exercise price of $0.30 per share for that same number of shares, providing it the ability to own 2,187,500 shares of our common stock, which if Vision provides us notice of their intent to hold more than the 9.9% share limit and converts and exercises all of the shares in connection with the conversion of the Notes it holds and the shares underlying the warrants would represent 35.6% of our outstanding common stock based on 6,139,750 shares then outstanding.

(10) Based on 4,390,250 shares then outstanding assuming the conversion and/or exercise of 438,000 shares, which would represent approximately 9.9% of our then outstanding shares of outstanding common stock.

(11) The manager of Sands Brothers Venture Capital III LLC is Sands Brothers Venture Capital Management LLC, which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital III LLC.

(12) Includes $775,000 in 11% Senior Secured Convertible Notes, which are convertible into 1,033,334 shares of our common stock at a conversion price of $0.75 per share (which conversion price varies as provided in the Notes), warrants to purchase 108,500 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 124,000 shares at $0.30 per share.

(13) Based on 5,218,084 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder’s warrants.

(14) The manager of Sands Brothers Venture Capital IV LLC is Sands Brothers Venture Capital Management LLC, which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital IV LLC.

(15) Includes $250,000 in 11% Senior Secured Convertible Notes, which are convertible into 333,334 shares of our common stock at a conversion price of $0.75 per share (which conversion price varies as provided in the Notes), warrants to purchase 35,000 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 39,999 shares at $0.30 per share.

(16) Based on 4,360,583 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder’s warrants.

(17) The beneficial owner of Mastodon Ventures, Inc. (“MVI”) is Robert S. Hersch, its President.

(18) Although MVI can exercise its 429,334 warrants to purchase shares of common stock which it beneficially owns for that same number of shares, which shares if exercised would represent 10% of our then outstanding common stock based on 4,381,584 shares of common stock then outstanding, MVI has contractually agreed not to own 5% or more of our common stock at any one time.

(19) Based on 4,160,250 shares of common stock outstanding assuming the exercise of 208,000 warrants (equal to approximately 4.9% of our common stock) to purchase shares of our common stock by MVI.

SECTION 16 (A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

 To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file on a timely basis during the most recent fiscal year or prior fiscal years. Based on stockholder filings with the SEC, Frank Goldstin, Joseph Wagner, Jean Wilson, and Christopher Spencer are subject to Section 16(a) filing requirements.

INTEREST OF NAMED EXPERTS AND COUNSEL

 David M. Loev, our corporate attorney, and the managing partner of The Loev Law Firm, PC, which prepared this Form SB-2 Registration Statement, is deemed to beneficially own 270,000 shares of our common stock and warrants to purchase up to 154,933 shares of our common stock at an exercise price of $0.30 per share, which shares and warrants are held in the name of his family partnership, The Loev Family Partnership, Ltd., which amount does not include 25,000 shares which we agreed to issue to Mr. Loev in January 2007, which shares have not been issued to date.

EXPERTS

 Our audited financial statements for the years ending December 31, 2006, and 2005, included in this Prospectus have been prepared by Pollard-Kelley Auditing Services, Inc., our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS
AND OFFICERS

 Our Articles of Incorporation, as amended, generally limit our officers' and directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he or she is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.

 Additionally, those provisions of the Articles of Incorporation, as amended, and Bylaws described above will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by these provisions; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, our stockholders could be injured by a board's decision and have no effective remedy.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

[Remainder of page left intentionally blank.]

DESCRIPTION OF BUSINESS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS:

CERTAIN STATEMENTS IN THIS FORM SB-2, INCLUDING STATEMENTS UNDER DESCRIPTION OF BUSINESS," AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1934, AS AMENDED, AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (COLLECTIVELY, THE "REFORM ACT"). CERTAIN, BUT NOT NECESSARILY ALL, OF SUCH FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES", "EXPECTS", "MAY", "SHOULD", OR "ANTICIPATES", OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY THAT INVOLVE RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF XA, INC. ("XA", THE "COMPANY", "WE", "US" OR "OUR," WHICH REFERENCES INCLUDE THE OPERATIONS OF FIORI XA, INC., XA SCENES, INC. AND XA INTERACTIVE, INC., NEVADA CORPORATIONS AND THE EXPERIENTIAL AGENCY, INC., AN ILLINOIS CORPORATION, AND OUR WHOLLY OWNED SUBSIDIARIES, UNLESS THE CONTEXT SUGGESTS OTHERWISE) TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

BUSINESS HISTORY

 XA, Inc., was originally incorporated in Nevada as Synreal Services Corp. ("Synreal") on August 28, 2000. The Company's business plan was to engage in the business of providing due diligence and administrative services for real estate syndications. Prior to entering into an Exchange Agreement, discussed below, and the consummation of the transactions thereunder, the Company was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7.

 On December 4, 2003, Synreal, The Experiential Agency, Inc., formerly G/M Productions, Inc., an Illinois corporation ("Experiential") and the former Experiential shareholders entered into an Exchange Agreement (the "Exchange" or "Acquisition") whereby Experiential became a wholly-owned subsidiary of the Company and control of the Company shifted to the former Experiential shareholders. In addition, Frank Goldstin, the Company's former Chief Executive Officer and a former director of the Company, entered into a stock purchase agreement with the Company's former officers and directors, Brian Chelin and Jennifer Wallace. Synreal was considered a "shell" at the time of the Acquisition; therefore, the transaction was treated as a reverse merger.

 Effective February 2, 2004, the Company declared a 13 to 1 forward stock split. Effective December 9, 2004, the Company declared a 1 for 20 reverse stock split. The effects of the stock splits have been retroactively reflected in this Registration Statement, unless otherwise stated.

 In June 2004, the Company entered into a Subscription Agreement with Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Whalehaven Funds Limited, Greenwich Growth Fund Limited and Genesis Microcap Inc. (collectively the "6% Note Purchasers") to purchase convertible promissory notes having an aggregate principal amount of $2,500,000, $1,250,000 of which was sold on June 30, 2006 (the "First Tranche" and $1,250,000 which was sold in September 13, 2006 (the "Second Tranche"), which had a 6% annual interest rate, and a conversion price of $0.25 per share (the " 6% Notes"). Following the reverse stock split on December 9, 2004, the conversion price of the 6% Notes would have been $5.00 per share, however, the Company agreed to change the conversion price of the 6% Notes to $2.00 per share. The Subscription Agreement also provided for the issuance of warrants to purchase up to an aggregate of 250,000 shares of common stock, with an exercise price of $9.60 per share (the "Class A Warrants"), and warrants to purchase up to an aggregate of 500,000 shares of common stock, with an exercise price of $5.00 per share (the "Class B Warrants"). The Company did not agree to change the exercise price of the Class A Warrants or the exercise price of the Class B Warrants. The Class A Warrants expire Four (4) years from the date they were issued. The Class B Warrants have expired and no Class B Warrants were ever exercised by the 6% Note Purchasers.

 Of the $2,500,000 in Convertible 6% Notes issued to the Note Holders, $467,500 in principal and $4,555.67 in interest were converted into a total of 94,412 post split shares, leaving $2,032,500 (not including any accrued interest) of principal remaining under the 6% Notes as of June 30, 2006, when the First Tranche was due. We used $1,047,000 of the funds raised through the August 2006 funding to repay the First Tranche and used $1,030,575 of the funds raised through the September and October 2006 fundings (described in greater detail below) to repay the amount we owed under the Second Tranche. As such, we have repaid all of the amounts due to the 6% Note Purchasers under the 6% Notes to date. The 6% Note Purchasers do still have their outstanding Class A Warrants however, which warrants contain anti-dilution provisions, whereby if we issue any shares of common stock (or convertible notes) or warrants with an effective price per share (or exercise price in the case of the warrants) which is less than exercise price of the Class A Warrants, the exercise price of the Class A Warrants shall automatically reset to such lower price. The 6% Note Purchasers have previously waived the sale of shares in connection with our planned Private Offering (as defined and described below).

 As part of the Company's growth strategy, the Company purchased all of the assets of Fiori, Inc. an event decor company ("Fiori"), in August 2004, in exchange for 40,000 restricted shares of the Company's common stock and the assumption of certain liabilities of Fiori. Included in the assets purchased by the Company were accounts receivable, floral inventory, and glassware. Excluded from the sale of assets were insurance policies, claims for tax refunds, employee plans, and all real estate held by Fiori or affiliated entities. Additionally, the Company agreed to assume certain liabilities of Fiori, including accounts payable, accrued payroll, and customer deposits.

 On January 3, 2005, in furtherance of the Company's growth through acquisition strategy, the Company entered into an Asset Acquisition Agreement to purchase certain assets of Musters & Company, Inc., a New York corporation ("Musters"), an event planning and decor company whose operations are located in the floral district in New York, in exchange for 150,000 restricted shares of the Company's common stock and the assumption of the leases of Musters. Entry into the Asset Acquisition Agreement was approved by the Company's board of directors on December 29, 2004. Included in the assets purchased by the Company were copyrights, contract rights, customer lists, goodwill, leasehold improvements, leases, permits, fixed assets, software, trademarks, trade names, trade secrets, internetdomains, and phone numbers. Excluded from the sale of assets were accounts receivable, insurance policies, claims for tax refunds, employee benefit plans (or interests therein) and all real estate (excluding leasehold improvements) either held by Musters or an affiliated entity. Additionally, the Company did not assume any of the liabilities of Musters in connection with the Asset Acquisition Agreement.

On July 17, 2006, with an effective date of June 30, 2006, we entered into a Waiver of Rights Agreement (the "Waiver Agreement"), with the 6% Note Purchasers, whereby the 6% Note Purchasers agreed to waive our failure to repay the June 30, 2004 tranche of the 11% Convertible Notes and interest on the 6% Notes when due on June 30, 2006, and agreed to waive any reset or anti-dilution rights they may have had in connection with the August 2006 Funding (as defined below).

Recent Events

August 2006 Funding

 On August 8, 2006 (the "August 2006 Closing"), we entered into a Securities Purchase Agreement (the "August 2006 Purchase Agreement") with Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC, and Katie & Adam Bridge Partners, L.P. (each an "August 2006 Purchaser" and collectively the "August 2006 Purchasers"), pursuant to which we sold the August 2006 Purchasers fifteen month, 11% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $1,250,000 (collectively the "August 2006 Notes") and five (5) year warrants to purchase an aggregate of one hundred and seventy-five thousand (175,000) shares of our common stock at an exercise price of $1.10 per share (the "August 2006 Warrants" and collectively with the August 2006 Notes, the "August 2006 Securities" and the entire transaction are defined herein as the "August 2006 Funding").

 We also issued an aggregate of 333,333 warrants to purchase shares of our common stock at an exercise price of $0.30 per share to the August 2006 Purchasers (the "Venture Warrants") in connection with the August 2006 Funding and 666,667 warrants to purchase shares of our common stock at an exercise price of $0.30 per share to Mastodon Ventures, Inc. (“MVI” and the "MVI Warrants") in connection with consulting fees in connection with the August 2006 Funding. Both the Venture Warrants and the MVI Warrants are exercisable for five (5) years from the date of the August 2006 Closing. The August 2006 Purchasers later assigned an aggregate of 133,333 of the Venture Warrants to Vision (as defined below) and MVI, assigned 100,000 of the MVI Warrants to Vision in connection with the October 2006 Closing. MVI also transferred 54,933 of the Venture Warrants to our legal counsel, David M. Loev (“Loev”), and 82,400 of the Venture Warrants to Gusrae Kaplan, Bruno & Nusbaum PLLC (“Gusrae”), the Purchaser’s legal counsel.

 In connection with the August 2006 Closing, we agreed to pay certain fees to the placement agent of the funding, Laidlaw & Company (UK) Ltd. ("Laidlaw") and certain other fees to the Purchasers, including $80,000 to the Purchasers in due diligence fees and $35,000 in connection with legal fees; and a finders fee to Laidlaw in the amount of $82,500 in connection with the August 2006 Funding, as well as various attorney's fees of Laidlaw amounting to $5,500.

 Pursuant to the August 2006 Purchase Agreement, we agreed to provide the August 2006 Purchasers a right of first refusal to invest in any and all of our future financings for a term of thirty-six (36) months from the date of the August 2006 Purchase Agreement on identical terms as those offered to other investors. We also agreed that upon the consummation of an anticipated subsequent funding on the same terms and conditions as the Funding (the "Subsequent Funding," described below under September and October 2006 Fundings) and/or upon our default of the Notes, Joseph Wagner, our Chief Executive Officer and Jean Wilson, our Chief Operating Officer, would cancel their two (2) outstanding shares of Series A Preferred Stock for aggregate consideration of $1.00, which shares have been cancelled to date.

September and October 2006 Fundings

 On September 13, 2006, we entered into a Waiver of Rights Agreement (the "Second Waiver Agreement"), with the 6% Note Purchasers, whereby the 6% Note Purchasers agreed to extend the due date of the Second Tranche and agreed to waive all reset, anti-dilution and re-pricing rights they may have had in connection with the September 2006 Funding and the October 2006 Funding (as defined below), as well as certain shares and warrants contained in the Waiver Agreement.

 On September 26, 2006, we entered into Securities Purchase Agreements with G. Chris Andersen and Paul M. Higbee, two individuals ("Andersen" and "Higbee"). Pursuant to the Securities Purchase Agreements, we sold each of Andersen and Higbee $100,000 in fifteen month, 11% Senior Subordinated Secured Convertible Promissory Notes (the "September 2006 Notes"), and granted each of them fifteen thousand (15,000) five year warrants to purchase shares of our common stock at an exercise price of $1.10 per share (the "September 2006 Warrants," and collectively the entire September 26, 2006 funding transaction, the "September 2006 Funding").

 On October 23, 2006, we entered into a Securities Purchase Agreement with Vision Opportunity Master Fund, Ltd. ("Vision," and collectively with Andersen and Higbee, the "Second Funding Purchasers," and the Second Funding Purchasers collectively with the August 2006 Purchasers, the “Purchasers”). Pursuant to the Securities Purchase Agreement with Vision (collectively with the Andersen and Higbee Securities Purchase Agreements, the "Second Funding Purchase Agreements"), we sold Vision $1,250,000 in fifteen month, 11% Senior Subordinated Secured Convertible Promissory Notes (the "October 2006 Notes," and collectively with the September 2006 Notes, the "Second Funding Notes") and granted Vision one hundred thousand (100,000) five year warrants to purchase shares of our common stock at $0.30 per share, and one hundred and eighty seven thousand five hundred (187,500) five year warrants to purchase shares of our common stock at an exercise price of $1.10 per share (collectively the "Vision Warrants" and with the September 2006 Warrants, the "Second Funding Warrants," collectively referred to herein as the “October 2006 Funding,” and collectively with the September 2006 Funding, the “Second Funding”). The August 2006 Notes, September 2006 Notes and the October 2006 Note are referred to herein as the “Notes.”

 Although as originally executed, the September 2006 Notes had similar provisions to the August 2006 Notes (which did not have an Optional Conversion Right as defined and described below, among other less material differences not discussed herein), we later agreed to conform the September 2006 closing documents to the October 2006 Notes and documents described herein. As such, the September 2006 Notes have substantially similar terms as those described below in connection with the October 2006 Notes (other than the dates contained therein and the amount of each Purchaser's investment).

August, September and October 2006 Funding Notes

 The $1,250,000 in August 2006 Notes bear interest at the rate of 11% per annum until paid, and have a maturity date of the earlier of November 8, 2007 or upon the consummation by us of a merger, combination or sale of substantially all of our assets or the purchase by a single entity or person or group of affiliated entities or persons of more than fifty (50%) percent of our voting stock, of which there are no current plans (a “Combination Event”).

 The $1,450,000 in Second Funding Notes bear interest at the rate of 11% per annum until paid, and have a maturity date of the earlier of one (1) year from the sale of such Second Funding Notes (December 26, 2007 in connection with the September 2006 Notes and January 23, 2008 in connection with the October 2006 Notes) or upon the consummation by us of a Combination Event, and/or within ten (10) days of the Second Funding Purchasers failure to exercise their Optional Conversion Right, as defined below.

 Interest on the Notes is payable upon maturity, repayment or upon conversion of the Notes into shares of our common stock as described below. The Notes may not be prepaid prior to their maturity date. Any amount not paid under the Notes when due will bear interest at the rate of eighteen percent (18%) per annum until paid in full (the "Default Interest").

 The total amount of principal and accrued interest then outstanding under the August 2006 Notes will be automatically converted (the "Mandatory Conversion") into shares of our common stock at a conversion price equal to the lesser of $0.75 or 50% of the effective price per share of shares of common stock sold in the Private Offering (as defined below, provided that such conversion price will never be less than $0.30 per share, the "Conversion Price") if we complete a private offering of our securities in which we receive gross proceeds of not less than $3,000,000 and the effective purchase price of the common stock sold is $1.50 or more per share (subject to adjustment for stock splits or other events, the "Private Offering"). Pursuant to the August 2006 Notes, the Mandatory Conversion of the August 2006 Notes will occur on the date the Registration Statement is declared effective. The Purchasers also have the optional right to convert the principal and accrued interest due under the August 2006 Notes into shares of our common stock at the Conversion Price at any time prior to the Mandatory Conversion date.

 The Second Funding Notes are convertible, at the option of the Second Funding Purchasers, at any time into shares of our common stock at the Conversion Price; provided however, that if we (a) complete the Private Offering, (b) the effective purchase price of the securities sold in the Private Offering is at least $1.50 per share, and (c) the Commission has declared effective this Registration Statement, such Second Funding Purchasers shall have thirty (30) days to exercise their right to convert the Second Funding Notes into shares of our common stock or they will forfeit such right (the "Optional Conversion Right"). Assuming the above events occur, and any Second Funding Purchaser fails to exercise its Optional Conversion Right within thirty (30) days of the later of (a) the effectiveness of this Registration Statement and/or (b) the Private Offering, such Optional Conversion Right shall be waived by any Second Funding Purchaser who has not exercised such Optional Conversion Rights, and any such Second Funding Purchaser shall forfeit any rights to the Warrants they hold, and we will have ten (10) days to repay such Purchaser's Note in full, along with any accrued and unpaid interest.

 Our repayment of the Notes and any accrued interest thereon is secured by a security interest in substantially all of our assets, which we granted to the Purchasers pursuant to Security Agreements (the "Security Agreements"), which we entered into with the Purchasers at the closings. Additionally in September 2006, the August 2006 Purchasers entered into an Acknowledgment of Rights Agreement with us, whereby they agreed that their security interest rights in our assets would be pari passu with the September and October 2006 Purchasers' rights.

 Pursuant to the Notes, we agreed that we would not undertake any of the events below with the prior written consent of all of the Purchasers:

o
liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with us;

o
will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of our properties or assets to any person or entity outside of the ordinary course of business, unless specifically excluded in the Purchase Agreement;

o	will not redeem or repurchase any of our outstanding securities; and

o	will not create, incur or assume any indebtedness other than in the ordinary course of business, and/or in connection with the Subsequent Funding.

"Events of Default" under the Notes include but are not limited to the following:

o	our failure to pay any amounts due under the Notes when due, and such failure continues for five (5) days;

o
our failure to comply with any covenants we made pursuant to the Purchase Agreements and such failure continues for a period of five (5) business days in connection with our affirmative covenants and two (2) business days in connection with our negative covenants;

o	our entry into bankruptcy or insolvency;

o	our default in the payment of any other obligation in connection with money borrowed in excess of $50,000, which default continues for three (3) business days;

o	if a judgment is rendered against us or any of our subsidiaries which exceeds in aggregate $50,000, which judgment is not vacated or satisfied within twenty (20) days; or

o	our violation of any material representation of any of the documents entered into in connection with the Funding.

 If an Event of Default occurs under the Notes, the Purchasers may seek specific performance of any covenant or agreement contained in the Notes and/or enforce their security interest over substantially all of our assets.

 Furthermore, pursuant to the Security Purchase Agreements (the “Purchase Agreements”), we agreed to grant the Purchasers the right to appoint one Director to our Board of Directors (or a Board Advisory Seat to observe at all board meetings). In the event such purchasers desire to exercise such right to appoint a Director, our Board of Directors will be increased to five (5) members.

August, September and October 2006 Funding Warrants

  The August 2006, September 2006 and October Warrants are exercisable at an exercise price of $1.10 per share (subject to adjustment in the Warrants), at any time prior to 5:00 P.M. EST on August 8, 2011, in connection with the 175,000 August 2006 Warrants, September 26, 2011 in connection with the 30,000 September 2006 Warrants and October 23, 2011 in connection with the 287,500 Vision Warrants. The Venture Warrants and MVI Warrants, as well as the 100,000 warrants issued to Vision in connection with the October 2006 Funding, which are exercisable at an exercise price of $0.30 per share (subject to adjustment in the warrants) are exercisable at any time prior to August 8, 2011, in connection with the Venture and MVI Warrants and October 23, 2011, in connection with Vision’s 100,000 warrants exercisable at $1.10 per share.

 The Warrants are exercisable in connection with the payment of cash, or if such Warrants are exercised on a date when a registration statement covering the shares underlying the Warrants has not been declared effective with the Securities and Exchange Commission or such registration statement is no longer in effect, the Warrants include a cashless feature, whereby the number of shares of common stock issuable to the Purchasers in connection with any exercise is equal to the product of the number of shares to which the Warrants are being exercised multiplied by a fraction, the numerator of which is the exercise price then in effect and the denominator of which is the Fair Market Value of our common stock (as defined in the Warrants).

August, September and October 2006 Funding Registration Rights Agreements

  Pursuant to the Registration Rights Agreements, we agreed to register the shares of common stock which the Notes are convertible into and the shares of common stock underlying the Warrants (the “Underlying Shares”) on a Form SB-2 registration statement with the Securities and Exchange Commission (the "Commission" and the "Registration Statement"). We agreed that in the event that the Private Offering has not occurred within six (6) months of the August 2006 Closing (February 8, 2007), which deadline was not met, we would file the Registration Statement with the Commission within forty-five days of the six (6) month anniversary of the August 2006 Closing, March 25, 2007, and that we would obtain effectiveness of the Registration Statement no more than sixty (60) days after the date we are required to file such Registration Statement, or May 24, 2007 (the "Mandatory Filing Deadlines"). Provided that if the Private Offering does occur within six (6) months of the Closing, the Purchasers have demand registration rights pursuant to the Registration Rights Agreement, whereby the holders of 50.1% of the August 2006 Notes can demand that we file the Registration Statement at any time beginning on the nine (9) month anniversary date of the Closing, May 8, 2007. If the Purchasers demand that we file a Registration Statement, we are required to file the Registration Statement with the Commission within forty-five days of the date such demand is given, and we are required to obtain effectiveness of the Registration Statement no more than sixty (60) days after the date we are required to file such Registration Statement (collectively with the Mandatory Filing Deadlines the "Registration Deadlines").

  If we fail to file or obtain effectiveness of the Registration Statement by the applicable Registration Deadlines or after such effectiveness the Purchasers are unable to sell the Underlying Shares, we are obligated, pursuant to the Registration Rights Agreement, to pay the Purchasers an amount in cash equal to two (2%) of the total principal amount of the Notes ($54,000), for each thirty (30) day period which the Registration Deadlines are not met or the Purchasers are unable to sell the Underlying Shares. If we fail to pay such damages within five (5) days of the date payable, we are required to pay interest on the amount payable at the rate of eighteen percent (18%) per annum, accruing daily until such amounts are paid in full.

  We also agreed to provide the Purchasers piggy-back registration rights in connection with any registration agreement we may choose to file prior to the six (6) or nine (9) month anniversary of the Closing, when the Purchasers' mandatory and demand registration rights kick in, respectively.

-----------------------------------------

 The Notes, August 2006 Warrants, Second Funding Warrants, Venture Warrants and MVI Warrants (collectively the “Warrants”) contain certain anti-dilution provisions, which provide that if we issue or sell any additional shares of common stock (including convertible shares of common stock and/or options or warrants to purchase shares of common stock) other than as a dividend or other distribution (a "Dilutive Issuance") at less than the Conversion Price of the Notes or the Exercise Price of the Warrants then in effect, the Conversion Price of the Notes or Exercise Price of the Warrants shall be automatically reduced to the lower Effective Price (as defined in the Notes and Warrants) of the issuance and/or sale. However, the Purchasers have agreed to waive such anti-dilution provision in connection with the issuance of up to 250,000 securities for professional services, of which we have issued an aggregate of 225,000 securities to date, and a total of 25,000 shares of common stock issued to Christopher Spencer, our Director pursuant to the terms of his Consulting Agreement as well as the securities issuable to certain purchasers in connection with the planned Private Offering (collectively the "Excepted Issuances").

 Prior to our entry into the Purchase Agreements, and the consummation of the fundings, we received waivers from LaSalle Bank National Association to approve the Fundings, whom we currently owe $800,000 pursuant to a revolving line of credit. Additionally, we received the waiver of the 6% Note Purchasers, who purchased the 6% Convertible Notes in June and September 2004, to approve the funding and waive our previous default under the 6% Convertible Notes (described in greater detail below) pursuant to our entry into the Waiver Agreement with the 6% Note Purchasers on July 17, 2006, with an effective date of June 30, 2006, which Waiver of Rights Agreement was later extended by the 6% Note Purchasers until August 9, 2006 in connection with the August 2006 Funding, and our entry into two additional Waiver of Rights Agreements with the 6% Note Purchasers, the Second Waiver Agreement and the Third Waiver Agreement (as described herein).

 We immediately used $1,047,000 of the funds received through the August 2006 Funding along with approximately $40,000 in cash to repay the $1,086,486 amount owed to the First Tranche of our 6% Notes. The 6% Note Purchasers had originally purchased $2,500,000 in 6% Notes from us in two tranches of $1,250,000, however, the 6% Purchasers previously converted a portion of the 6% Notes into shares of our common stock, and as a result, only approximately $1,056,180 of principal remained due under the June 2004 tranche of the 6% Notes on June 30, 2006, which amount was not immediately paid when due. This amount would have accrued interest at the default rate equal to 15% until paid, however our default was waived by the 6% Note Purchasers pursuant to our entry into a Waiver of Rights Agreement with the 6% Note Purchasers on July 17, 2006, with an effective date of June 30, 2006, which Waiver of Rights Agreement was later extended by the 6% Note Purchasers until August 9, 2006. As a result, the remaining balance under the June 2004 portion of the 6% Notes was equal to $1,056,180 as of August 8, 2006, which amount was increased to approximately $1,087,000 in connection with accrued and unpaid interest at 6% per annum on the outstanding amount of the June 2004 portion of the 6% Notes and the September 2004 portion of the 6% Notes.

 The remaining amount of the August 2006 Funding that we received equal to approximately $203,000 was paid to Laidlaw (defined below), Venture and to Laidlaw's legal counsel in connection with attorney's fees and finder's fees in connection with the Funding.

 As a result of the funds paid to the 6% Note Purchasers and the funds paid in finder's fees and attorney's fees, as well as the cash we paid to the 6% Note Purchasers, the August 2006 Funding cost us approximately $40,000 in cash; however, we were able to repay the June 2004 tranche of funds due to the 6% Note Purchasers, which funds we did not previously have, and which payment alleviated our being in default.

 Additionally, we immediately used $1,030,575 of the funds received through the September and October fundings to repay the amount due under the Second Tranche of the 6% Notes and interest on such amount as of October 18, 2006. We owed approximately $1,012,434 in principal on the September 2004 portion of the 6% Notes, which notes were due and payable on September 13, 2006, but which due date was later extended to October 18, 2006, pursuant to a Waiver of Rights Agreement entered into in October 2006 (the "Third Waiver Agreement"), with the 6% Note Purchasers. The total amount of principal and interest at 6% per annum which was due under the 6% Notes as of October 18, 2006, was approximately $1,030,575. Due to our repayment of the Second Tranche of the 6% Notes, we no longer owe the 6% Note Purchasers any money, however, such 6% Note Purchasers still hold 250,000 warrants to purchase shares of our common stock at an exercise price of $9.60 per share, which warrants expire if unexercised on June 30, 2008. The 6% Note Purchasers have however, pursuant to the Third Waiver Agreement, agreed to waive their reset rights to their warrants in connection with the September and October 2006 fundings as well as securities issuable in connection with the planned Private Offering.

 Additionally, $175,000 of the remaining amount of the amounts received through the September and October 2006 Fundings were used to pay various closing costs and legal fees, including $80,000 paid to Laidlaw & Company (UK) Ltd. ("Laidlaw") in connection with finders fees and consulting fees in connection with the October funding and amounts paid to Vision's legal counsel in attorney's fees and due diligence fees in connection with the October closing, as well as amounts paid to our legal counsel.

Mastodon Ventures, Inc. Consulting Agreement

 In October 2006, we entered into a Consulting Agreement with Mastodon Ventures, Inc., a Texas corporation (“MVI”), whereby we engaged MVI to act as a non-exclusive strategic advisor in connection with our fundings, including our Private Offering. Pursuant to the Consulting Agreement, MVI agreed to assist us in all facets of the Private Offering; provided however that they are not required under the Consulting Agreement to render any services which involve the raising of capital for or on behalf of us, and agreed that any such capital raising activities will only be affected through registered broker dealers. We agreed to pay MVI's actual expenses in connection with the Consulting Agreement, provided such expenses are pre-approved in writing by us, and agreed to issue MVI warrants to purchase 666,667 shares of our common stock at an exercise price of $0.30 (which warrants were issued on or about August 8, 2006 (the "First MVI Warrant") and a warrant to purchase 1,000,000 shares of our common stock (the "Second MVI Warrant") during a five (5) year period as described below, which is only exercisable by MVI if within one year of the parties entry into the consulting agreement, we consummate the Offering or a Change in Control (as defined in the Consulting Agreement) occurs (each a "Vesting Event").

 The five year exercise period of the Second MVI Warrant commences upon the occurrence of a Vesting Event. The Second MVI Warrant is exercisable at an exercise price equal to the lesser of $1.10 per share or 125% of the effective offering price of the Private Offering, or in the event of a Change in Control, such warrant shall be exercisable at an exercise price of $1.10 per share.

 MVI has informed us that that it plans to transfer the right to purchase certain shares of common stock pursuant to the First MVI Warrant and Second MVI Warrants to various parties including, the right to purchase 82,400 shares under the First MVI Warrant (which have been transferred to date) and 150,000 shares under the Second MVI Warrant to Gusrae Kaplan Bruno & Nusbaum, PLLC, the attorney for the August 2006 Second Funding Purchasers and the right to purchase 54,933 shares under the First MVI Warrant (which have been transferred to date) and the right to purchase 100,000 shares under the Second MVI Warrant to our legal counsel, David M. Loev, Attorney at Law.

 Furthermore, we agreed pursuant to the Consulting Agreement, that MVI has the right, to sell all or a portion of the shares of our common stock which are owned by MVI as a result of MVI's exercise of the First MVI Warrant to the future purchasers of the Private Offering, assuming that we have previously sold at least $3,000,000 in securities pursuant to such Private Offering. For example, assuming that we have previously sold at least $3,000,000 of securities pursuant to the Private Offering, MVI will then have the ability to sell all of the shares of common stock which it then owns to the purchasers on the same terms and conditions as the Private Offering.

 MVI agreed pursuant to the Consulting Agreement that it would not own 5% or more of our shares of common stock at any one time (except in the event of a Change of Control) in connection with the exercise of either of the Warrants.

 The Second MVI Warrants and the rights provided thereunder will expire if a Vesting Event has not occurred within one (1) year from the date of the Consulting Agreement.

Debt Conversion Agreements

 In August 2006, we entered into a Debt Conversion Agreement with our legal counsel, David M. Loev, an individual, whereby Mr. Loev agreed to forgive $10,000 of certain legal fees which were owed to him in connection with the issuance of 50,000 restricted shares of our common stock (one share for each $0.20 of debt owed). Additionally, Mr. Loev was previously granted 25,000 five year warrants to purchase shares of our common stock for $0.30 per share in connection with legal services rendered in connection with the August 2006 funding.

 In November 2006, we entered into another Debt Conversion Agreement with Mr. Loev, whereby he agreed to convert an additional $15,000 in legal fees which he was owed into an aggregate of 75,000 shares of our common stock and five year warrants to purchase 75,000 shares of our common stock at $0.30 per share, which shares and warrants were registered on a Form S-8 Registration Statement.

Legal Services Agreement

 Effective January 1, 2007, we entered into an Agreement with David M. Loev, of The Loev Law Firm, PC, to be responsible for certain corporate/securities matters including the preparation of and/or review of Schedule 13ds, Form 3's, Form 4's, Schedule 13g's, Schedule 14a's, Schedule 14c's, Form 10-QSB's, Form 10-KSB's and Form 8-K's to be filed by us with the Securities and Exchange Commission and the review of our press releases (the "Legal Services Agreement"). In connection with the Legal Services Agreement, we agreed to pay Mr. Loev $4,750 per month, reimburse him for out of pocket expenses and to issue him 25,000 S-8 shares of our common stock, which shares have not been issued to date and have not been included in the number of issued and outstanding shares used throughout this Registration Statement. The Legal Services Agreement is in effect until December 31, 2007 and services provided outside of the Legal Services Agreement are to be rendered on an hourly basis.

BUSINESS OPERATIONS

 We, referred to herein as “XA,” through our wholly-owned subsidiaries, The Experiential Agency, Inc., an Illinois corporation (“Experiential”), XA Scenes, Inc., Fiori XA, Inc. and XA Interactive, Inc., Nevada corporations are a comprehensive event marketing, design and production services agency. With full-service offices in Chicago and New York City as well as a sales office in Los Angeles, and a venue in New York City, XA is a leading provider of event services on an outsourced basis for corporations, associations and other organizations in the United States and abroad. XA provides its clients with a single source to their business communications and event planning needs.

 In the third quarter of 2005, XA formed a wholly owned Nevada subsidiary, XA Scenes, Inc. ("XA Scenes"). XA Scenes was formed as a special events venue management firm. XA’s senior management team believes that there is a significant opportunity for XA Scenes to capitalize on the synergies that exist between XA’s event marketing agency, Experiential, and selected joint venture partners.

 For seventeen (17) years, XA has worked with clients around the globe to design and produce strategic multidimensional, highly stylized and integrated event programs. During the year ended December 31, 2005, XA planned and executed over one hundred and fifty (150) events that were attended by more than an aggregate of approximately thirty thousand (30,000) people in the United States and foreign markets. XA's clients during the year ended December 31, 2005 included L'Oreal USA, Barnes & Noble (NYSE:BKS), Cargo Magazine, VH1, W Hotels, Walt Disney Co. (NYSE:DIS), ABN AMRO (NYSE:ABN), Finesse, Kenneth Cole (NYSE:KCP), McDonald's Corporation (NYSE:MCD), Starbucks Corp. (NASDQ:SBUX), UNICEF, Royal Caribbean (NYSE:RCL), discovery networks, British Telecom, Heineken Light and the Wella Corporation. Additionally, XA planned Lennox Louis' wedding in Jamaica during the year ended 2005.

 During the year ended December 31, 2006, XA planned approximately one hundred and fifty (150) events, attended by over 100,000 people, for clients including McDonald's Corporation (NYSE:MCD), HBO, VH1, the Wella Corporation, the Ritz Carlton, Barnes and Noble, UNICEF, Discovery, Home & Garden Magazine, GLAAD, Universal Pictures, Goldman Sachs, Tag Heuer, Accenture Ltd. (NYSE:CAN) and Sports Illustrated.

 In January 2007, XA was awarded Special Event Magazine’s Gala Award in the category of “Best Event Marketing Campaign” for Real Simple’s Holiday Solutions. The annual award competition recognizes achievement in all areas of special events and design. The winners are selected after 5 rounds of judging by members of Special Event Magazine's Advisory Board. The award winning event produced and designed by XA helped to recreate Real Simple magazine with a Holiday Solutions five-week mall tour that targeted female consumers. To implement the vision, the XA event team designed and constructed living rooms in high-traffic malls. The rooms created an experience, idea or amenity to guests, while allowing advertisers direct interaction with readers. Over 100,000 consumers visited the events in addition to 330,000 TV viewers.

 During the year ended December 31, 2006, XA has seen several trends in the event marketing and promotion field, including the fact that many events and campaigns are using retail components, including wireless attendee tracking systems and retail "pop-ups," which XA hopes to take advantage of moving forward in its events and campaigns.

 XA focuses on strategic growth that includes, among other things, the acquisition and development of targeted business communications and event management companies in key regions throughout the United States. XA has developed a vertically integrated infrastructure that it believes will enhance its ability to continue to provide event services on a national basis. In order to provide its clients with a single source solution to their event planning needs, XA offers a wide range of services that encompass the event planning process including general management, concept creation, content creation and execution. XA believes that its vertically integrated organization, creative talent, technological leadership and its willingness to commit capital to acquire or develop proprietary exhibitions and special events are competitive advantages in a fragmented industry in which most vendors provide a limited set of services on a local basis.

Industry and Market Overview

 The events industry in the United States is highly fragmented with several local and regional vendors that provide a limited range of services in two main segments: 1) business communications and event management; and 2) meeting, conferences and trade shows. The industry also consists of specialized vendors such as production companies, meeting planning companies, and destination logistics companies that may offer their services outside of the events industry.

 According to an event marketing study conducted by PROMO Magazine ("PROMO") in 2005, and published in its April 1, 2006 edition, marketers spent $171 billion in event marketing in 2005, up 3% from the previous year. Additionally, according to The George P. Johnson Co.'s annual survey, EventView '05/'06, as reported by PROMO, 96% of marketing executives use events in their marketing mix. Because of these trends, XA believes it is well positioned to gain a greater share of the market for event production services and grow its operations moving forward.

Principal Products and Services

 XA offers a wide range of services that encompass the event planning process including general management, concept creation, content creation, and execution. XA earns most of its revenue from event services fees that it charges clients regarding the following general service areas:

* Event Marketing;
* Design and production;
* Meetings, Conferences and Trade Shows;
* Entertainment and Show Production;
* Business Theater & General Sessions;
* Mobile Marketing;
* Audio/Visual Production;
* Public Relations;
* Destination Management;
* XA Interactive (Digital Marketing); and
* Venue Management.

 XA earns a management fee when it provides general management services. XA earns fees on a fee-for-services basis when it undertakes event marketing and business communications projects.

General Management Services

 XA offers general management services that provide its clients with centralized coordination and execution of the overall event. In connection with providing general management services, XA utilizes an executive producer responsible for overseeing the production of an event or exhibition. The executive producer coordinates the services that XA provides for the client. XA provides the following general management services:

* Project oversight;

* Budget oversight;
* Quality assurance and control;
* Project funding and sponsorship development;
* Project control and accountability;
* Event promotion and marketing creation;
* Schedule management; and
* Fulfillment provider management.

Concept Creation

XA works with a client to craft the client's message, identify the best means of communicating that message, and develop cost-effective creative solutions. XA provides the following concept creation services:

* Joint determination of client needs and goals;
* Market research to support message creation and communication;
* Message content design;
* Media selection; and
* Initial project pricing and budgeting.

Content Creation

After the concept for an event is created, XA's professionals work to develop and produce the client's message. XA provides the following content creation services:

* Speech composition;
* Speaker support-graphics creation;
* Audio/Video production;
* Digital media creation;
* Collateral materials design and distribution;
* Entertainment and speaker scripting and booking; and
* Theme and staging design.

Execution

XA uses internal resources to execute an event. As the clients' needs dictate, however, XA can structure its role so that it is transparent to attendants at the event. XA provides the following execution services:

* On-site quality and logistics control;
* Hotel and venue coordination and buying;
* Transportation management;
* Security coordination;
* Telemarketing services for the sale of exhibition space;
* Hospitality management;
* Registration management;
* Cash and credit card payment management;
* Entertainment coordination;
* Tour program design;

* Permit and approval procurement; and
* Food and beverage management.

Fulfillment

Fulfillment is the last stage in the event process. It includes the actual provision of services such as catering, registration, transportation rental, audio and visual equipment rental, decoration rental and temporary on-site labor. XA offers fulfillment services using either internal resources or third-party vendors as determined on an event-by-event basis.

Full Service Offices

XA operates two full-service offices located in Chicago and New York City as well as a sales office in Los Angeles and a venue in New York City. Chicago is home to XA's headquarters, which serves as the centralized base for administration and purchasing. XA opened the Los Angeles and New York City offices during 2003. XA chose to open offices in New York City and Los Angeles to better serve its national client base by providing existing clients with local offices and staff to coordinate and provide ongoing integrated communication services. In addition, by having local offices operating in New York City and Los Angeles, XA is better able to acquire new clients and business opportunities through aggressive local business development activities.

Creative Talent

A primary value that XA brings to its clients is the creative talent, energy and commitment of its employees. XA seeks to attract and retain the best personnel by developing attractive compensation, benefits and training programs and providing long-term career opportunities that its smaller competitors cannot duplicate. XA has approximately forty-three (43) employees, of whom approximately fifteen (15) are part-time employees and twenty-eight (28) are full-time employees.

XA compliments its staff with a pool of over 100 professionals hired on a project-by-project basis who have distinguished themselves through prior experience with XA. XA is not a party to any collective bargaining agreement with a union. From time to time, however, XA does independently contract with, or hire, union personnel during the production of a particular meeting or event. XA considers itself to have good relations with its employees and independent contractors.

Today, corporations are searching for new ways to motivate, excite and impart a message to their audience. XA is able to help them accomplish these goals by designing a creative platform from which to communicate. For instance, most companies do not realize they can afford to do a concert event with headline talent because it has never been presented to them as a marketing tool. Most of XA's programs are more in line with the standard format of events (i.e., meetings and business theater).

Breaking the traditional mold can be a hard sell to a conservative client, but when XA's team can demonstrate how hosting one large, memorable event can save $250,000 from the marketing budget, and, most importantly, have a greater impact on attendees, the client understands the value of XA marketing.

To execute XA's expansion plans, XA has also recruited a number of senior executives with broad and diverse experience managing rapidly growing national and international businesses.

Centralized Administration and Purchasing

XA has centralized its administrative and purchasing functions to enhance cost efficiency and quality control. The corporate headquarters in Chicago are the center for administration, MIS, finance, accounting and human resources. XA has a national client base. XA oftentimes plans and executes multiple events for different national clients in a single geographic location. XA negotiates through the Chicago office with local vendors in these geographic locations for the provision of services to its national clients. XA repeatedly uses the same vendors in these local markets. XA believes that it enjoys purchasing power and economies of scale greater than that available to its local competitors.

Technological Capabilities

XA believes that it can invest more in technology than its local competitors and thereby become a leader in utilizing advanced technologies. XA is able to allocate its investment in technology over its large national event base, whereas a local competitor that does not have a national event base may not be willing to invest heavily in advanced technology. XA currently uses advanced communications technologies such as digitized presentations and multimedia applications to provide high quality customer service. In addition, XA is creating business communication applications using media, such as DVD technology, plasma screens, interactive video and the satellite communications.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This report contains forward looking statements within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including those set forth under "Risk Factors" in this Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this report. The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this report.

Marketing and Growth Strategy

The major focus of our growth strategy over the next several years will be the acquisition and development of targeted business communications and event management companies in key regions throughout the United States. Our management has identified a number of targeted strategic acquisition opportunities in the form of business communications and event management companies in key regions throughout the United States. Our targeted acquisitions are intended to add geographic coverage to our existing businesses as well as broaden our service offerings. The initial acquisitions are planned to focus on business communications and event management companies which are specialized in the on-site logistical aspects of the business communications and event management industry, and are located in the Chicago, New York City and Los Angeles areas. We have not entered into any preliminary negotiations or discussions with any acquisition targets, nor do we have any definitive agreements with any acquisition targets, however we plan to take steps to acquire such acquisition targets in the future, of which there can be no assurance, funding permitting, of which there can be no assurance.

We also plan to fuel our growth through a broader, carefully designed growth strategy that includes extending relationships with existing clients, building new client relationships, expanding its international client base, making selected infrastructure acquisitions, and expanding its media services. We believe that substantial opportunities exist to expand relationships with existing clients by cross-selling the full range of our services, building out our national office network and expanding our service offerings, particularly with respect to our events, multimedia and corporate branding capabilities. We will seek to capitalize on the services provided to one division or operation of a client by selling our services to other divisions or operations, including their foreign operations. We have also initiated advertising and public relations programs to enhance our brand recognition in the marketplace.

We also believe that multinational organizations headquartered both inside and outside of the United States are increasingly interested in building relationships with business communications and event management firms and owners of events who can provide their services on a worldwide basis. Our international client base continues to grow and in order to better serve these organizations, we plan to aggressively expand our international client base over the next 12 to 24 months.

The Company believes that there is an increasing trend on the part of associations, historically the largest owners and operators of exhibitions, to outsource the operational management and often the ownership of exhibitions as they focus on their core missions and seek to improve efficiencies.

We believe that the events industry revolves on a competitive axis based on service breadth and quality, creativity, responsiveness, geographic proximity to clients, and price. Most vendors of outsourced event services are small, local companies that cannot provide the wide range of services, international coverage, creative talent, purchasing power and technological capabilities required by large corporations and associations. As a vertically integrated service provider we believe that it will be able to offer a comprehensive solution to these organizations with the assurance of a high quality of service and the opportunity to form a long-term relationship.

We differentiates itself from its competitors by offering a single source solution to the market for business communication and event management services on a national basis, employing creative, energetic professionals, centralizing its administration and purchasing functions.

COMPARISON OF OPERATING RESULTS

Year Ended December 31, 2006 Compared To The Year Ended December 31, 2005

We had sales of $9,824,677 for the year ended December 31, 2006, compared to sales of $10,912,614 for the year ended December 31, 2005, a decrease in sales from the prior period of $1,087,937 or 10%. The decrease in sales was due to cancelled programs and events during the year ended December 31, 2006.

We had cost of goods sold relating to direct production costs of $5,782,391 for the year ended December 31, 2006, compared to cost of goods sold relating to direct production costs of $6,767,383 for the year ended December 31, 2005, a decrease in cost of goods sold from the prior period of $984,992 or 14.6%.

Cost of goods sold as a percentage of sales was 58.9% for the year ended December 31, 2006, compared to 62.0% for the year ended December 31, 2005, a decrease in costs of goods sold as a percentage of sales of 3.1% from the prior period. The decrease in our cost of goods sold was directly attributable to our lower sales, thereby causing a lower cost of those sales and increased margins on the sales that we did have.

We had gross profit of $4,042,286 for the year ended December 31, 2006, compared to gross profit of $4,145,231 for the year ended December 31, 2005, a decrease in gross profit of $102,945 or 2.5% from the prior period. The decrease in gross profit was due to the 10% decrease in sales offset by the 14.6% decrease in direct production costs.

We had administrative expenses of $4,992,871 for the year ended December 31, 2006, compared to administrative expenses of $4,001,362 for the year ended December 31, 2005, an increase in administrative expenses of $991,509 or 24.8% from the prior period. The increase in administrative expenses was due to the increased expenses related to our launch of XA Scenes and our New York venue during the year ended December 31, 2006, including expenses relating to construction and marketing, as well as increased expenses relating to the issuance of various options and warrants during the year ended December 31, 2006, as described in greater detail herein. Additionally attributing to higher expenses for the year ended December 31, 2006, were increased legal fees in connection with the review and preparation of closing documents in connection with our funding activities during the year ended December 31, 2006.

We had a loss from operations of $950,585 for the year ended December 31, 2006, compared to income from operations of $143,869 for the year ended December 31, 2005, a decrease in income from operations of $1,094,454 or 760.7% from the prior period. The decrease in income from operations was mainly attributable to the 24.8% increase in administrative expenses and the 10% decrease in sales, which was not sufficiently offset by the 14.6% decrease in cost of goods sold for the year ended December 31, 2006, compared to the prior period.

We had net other expenses for the year ended December 31, 2006, of $1,041,017, compared to net other expenses of $268,515 for the year ended December 31, 2005, an increase in net other expenses of $772,502 or 287.7% from the prior period. The main reasons for the increase in net other expenses were a $226,083 increase in other expenses, to $509,677 for the year ended December 31, 2006, compared to $283,594 for the year ended December 31, 2005 in connection with various expenses associated with our capital campaign and financing, and $540,000 of intangible impairment, which was not represented during the previous period in connection with reversing our federal and state tax accruals which were applied during the fiscal year ended 2005, as we have had net losses for the last several years and are not able to take advantage of such accruals unless we have net income, of which there can be no assurance due to our recent losses.

We had no tax provision adjustments for the year ended December 31, 2006, compared to $15,000 of income tax expense for the year ended December 31, 2005.

We had a net loss of $1,991,602 for the year ended December 31, 2006, compared to a net loss of $109,646 for the year ended December 31, 2005, an increase in net loss of $1,881,956 or 1,716% from the prior period. The increase in net loss was mainly attributable to the 24.8% increase in administrative expenses, the 287.7% increase in net other expenses and the 10% decrease in sales, which was not sufficiently offset by the 14.6% decrease in direct production costs for the year ended December 31, 2006, compared to the year ended December 31, 2005. Additionally attributing to the increase in administrative expenses associated with the increase in net loss was the increased legal expenditures in connection with the August 8, 2006 funding and related financings, and the significant costs associated with the construction and furnishing of our XA Scenes New York venue (described in greater detail above).

We had other comprehensive income for the year ended December 31, 2006 of $296,121, consisting of the decrease in the fair value of derivatives in connection with our August, September and October 2006, convertible notes, which income was not present during the year ended December 31, 2005.

We had net comprehensive loss of $1,695,481 for the year ended December 31, 2006, compared to net comprehensive loss of $109,646 for the year ended December 31, 2005, an increase in net comprehensive loss of $1,585,835 or 1,446% from the prior period.

Liquidity and Capital Resources

We had total current assets of $1,274,580 as of December 31, 2006, which included cash of $372,626; accounts receivable of $470,270; prepaid expenses of $180,981; and prepaid finance charges in connection with our August, September and October 2006 fundings of $250,703. This represented a decrease in current assets of $1,407,338 or 52.5% from current assets of $2,681,918 as of December 31, 2005.

The main factors leading to the decrease in current assets as of December 31, 2006, compared to current assets as of December 31, 2005, was a $770,562 or 100% decrease in work in process at cost and a $744,222 or 61.3% decrease in accounts receivable, which was offset by a $250,703 increase in prepaid finance charges of $250,703.

We had net total fixed assets of $1,103,796 as of December 31, 2006, which included equipment of $244,736; furniture and fixtures of $66,177; and leasehold improvements of $1,004,745; which was offset by $211,861 of accumulated deprecation. This represented an increase in fixed assets of $968,025 or 713% from total fixed assets of $135,772 as of December 31, 2005. The main reason for the increase in fixed assets from the prior year was a $964,000 or 2,366% increase in leasehold improvements, which increase was mainly due to the acquisition of and improvements on our XA Scenes office space and venue rental in New York and a $50,245 or 25.8% increase in equipment, which increase in equipment was in connection with the purchase of equipment in connection with the XA Scenes venue.

We had other assets of $1,151,801 as of December 31, 2006, which included $212,853 of discount on convertible notes payable; $73,639 of deposits; and $865,309 of goodwill, which represented a decrease in other assets of $603,566 or 34.4% from other assets of $1,755,367 as of December 31, 2005. Other assets decreased because of changes of $540,000 in deferred taxes and $100,000 in prepaid employment bonus, which items were represented as of December 31, 2005, but not represented as of December 31, 2006.

We had total assets of $3,530,177 as of December 31, 2006, compared to total assets of $4,573,057 as of December 31, 2005, a decrease in total assets of $1,042,879 or 22.8% from the prior period, which decrease was mainly due to the $1,407,338 or 52.5% decrease in current assets, which was mainly due to the $770,562 decrease in work in process at cost.

We had total current liabilities of $3,037,634 as of December 31, 2006, which included $514,232 of accounts payable; $102,760 of interest payable, which represents accrued and unpaid interest on 11% Convertible Notes; $3,731 of withheld and accrued taxes; $166,911 of unearned revenues; $800,000 of line of credit; and $1,450,000 of current portion of long term debt in connection with amounts owed to the August and October 2006, 11% Convertible Note Purchasers. This represented a $729,028 or 19.4% decrease in current liabilities from current liabilities of $3,766,662 as of December 31, 2005. The main reasons for the decrease in current liabilities were the decrease of $1,055,318 in unearned revenues and the $582,500 increase in current portion of long term debt offset by an $800,000 increase in line of credit.

We had long-term debt of $1,250,000 as of December 31, 2006, due to the $1,250,000 October 2006 11% Convertible Note, which is due in January 2007, which gave us total liabilities as of December 31, 2006 of $4,287,634.

We had negative working capital of $1,763,054 and a total retained deficit of $3,409,583 as of December 31, 2006.

We had net cash used by operating activities of $716,979 for the year ended December 31, 2006, which was mainly due to $1,991,602 of net loss and $1,055,318 of decrease in unearned revenues, offset by $540,000 in connection with our intangibles impairment and a $744,222 decrease in accounts receivable and a $770,562 decrease in work in progress at cost.

We had $1,035,799 of net cash used by investing activities for the year ended December 31, 2006, which was due to $1,027,372 of purchase of fixed assets and a $7,500 purchase of preferred stock in connection wit the purchase of one (1) share of our Series A Preferred Stock from our former Chief Executive Officer and Director Frank Goldstin during the year ended December 31, 2006, offset by a $927 increase in deposits. Subsequent to the year ended December 31, 2006, we purchased the remaining two (2) shares of our Series A Preferred Stock from Joseph Wagner and Jean Wilson for aggregate consideration of $1 and subsequently cancelled such shares.

We had $1,529,931 of net cash used by financing activities during the year ended December 31, 2006, which included an increase in our line of credit of $800,000, a $62,431 increase in derivative liability and a $2,700,000 increase in notes payable in connection with the sale of the August, September and October 2006 Notes offset by $2,032,500 of payments on notes payable in connection with the repayment of all of our previously outstanding 6% Notes. The Company has a line of credit agreement which it entered into on August 12, 2004, with LaSalle Bank National Association ("LaSalle") for $750,000 (the "Line of Credit"). The Line of Credit was due August 12, 2005, and the interest varies at 0.25% over the prime rate (currently 8.5%, with the prime rate at 8.25% as of March 8, 2007). The Company's assets secure the Line of Credit. Prior to the expiration of the Line of Credit, the line of credit was renewed for another year and increased to $800,000, which Line of Credit currently has a due date of December 1, 2007. The Company borrowed $800,000 pursuant to this Line of Credit during the year ended December 31, 2006, which had a balance as of December 31, 2006 of $800,000.

On June 1, 2006, we entered into a business loan for a loan of up to $750,000 with LaSalle, which loan bears interest at the prime rate plus 0.25% until paid, currently equal to 8.5%, with the prime rate at 8.25% as of March 8, 2007. We have borrowed $0 in funds pursuant to the business loan with LaSalle to date. Any amounts borrowed under the business loan are due and payable on June 30, 2007.

On August 8, 2006, we entered into a Securities Purchase Agreement, with various purchasers, pursuant to which we sold the purchasers fifteen month, 11% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $1,250,000 (the "August 2006 Notes") and five (5) year warrants to purchase an aggregate of one hundred and seventy-five thousand (175,000) shares of our common stock at an exercise price of $1.10 per share (the "Warrants").

We immediately used $1,047,000 of the funds received through the sale of the August 2006 Notes along with approximately $40,000 in cash on hand to repay the $1,086,486 amount owed under our outstanding 6% Convertible Notes, which we sold to certain purchasers in June and September 2004 (the "6% Notes" and the "6% Note Purchasers"). The 6% Note Purchasers had originally purchased $2,500,000 in 6% Notes from us in two tranches, one tranche of $1,250,000 on June 30, 2004 (the "First Tranche") and $1,250,000 on September 13, 2004 (the "Second Tranche"), however, the 6% Note.

The 6% Note Purchasers previously converted a portion of the 6% Notes into shares of our common stock, and as a result, only approximately $1,056,180 of principal remained due under the June 2004 tranche of the 6% Notes on June 30, 2006, which amount was not immediately paid when due. This amount would have accrued interest at the default rate equal to 15% until paid, however our default was waived by the 6% Note Purchasers pursuant to our entry into the Waiver of Rights Agreement with the 6% Note Purchasers. As a result, the remaining balance under the First Tranche of the 6% Notes was equal to $1,056,180 as of August 8, 2006, which amount was increased to $1,086,486 in connection with accrued and unpaid interest at 6% per annum on the outstanding amount of the First Tranche of the 6% Notes and the Second Tranche of the 6% Notes. The remaining amount of the August 2006 funding equal to approximately $203,000 was paid to Laidlaw, Venture and to Laidlaw's legal counsel (all defined above) in connection with attorney's fees and finder's fees in connection with the August 2006 funding.

On September 26, 2006 and October 23, 2006, we sold an aggregate of $1,450,000 in additional 11% Senior Subordinated Convertible Promissory Notes (the "Second Funding Notes") to three purchasers (the "Second Funding Purchasers"), who were also issued an aggregate of 217,500 five year warrants to purchase shares of our common stock at $1.10 per share and 100,000 five year warrants to purchase shares of our common stock at $0.30 per share (the "Second Funding Warrants," and collectively the whole transaction, the "Second Funding").

Our repayment of the August 2006 Notes and Second Funding Notes and any accrued interest thereon is secured by a security interest in substantially all of our assets, which we granted to the Purchasers pursuant to a Security Agreements which we entered into with the Purchasers at the closings.

We used $1,030,575 of the funds received through the Second Funding to repay the amount due under the Second Tranche of the 6% Notes and interest on such amount as of October 18, 2006. We owed approximately $1,012,434 in principal on the September 2004 portion of the 6% Notes, which notes were due and payable on September 13, 2006, but which due date was later extended to October 18, 2006, pursuant to the Third Waiver Agreement. The total amount of principal and interest at 6% per annum which was due under the 6% Notes as of October 18, 2006, was approximately $1,030,575. Due to our repayment of the Second Tranche of the 6% Notes, we no longer owe the 6% Note Purchasers any money, however, such 6% Note Purchasers still hold 250,000 warrants to purchase shares of our common stock at an exercise price of $9.60 per share, which expire if unexercised on June 30, 2008. An additional amount of $165,000 of the remaining amount received through the Second Funding was used to pay various closing costs and legal fees, including $80,000 paid to Laidlaw & Company (UK) Ltd. ("Laidlaw") in connection with finders fees and consulting fees in connection with the October funding and amounts paid to Vision's legal counsel in attorney's fees and due diligence fees in connection with the October closing, leaving us with approximately $250,000 from the amount raised through the Second Funding after repaying the 6% Note Purchasers and closing fees.

We will need to raise additional financing in the future to repay the $2,700,000 which we owe under the August, September and October 2006 Senior Notes, which notes are due and payable in November 2007 (in connection with $1,250,000), December 2007 (in connection with $200,000) and January 2008 (in connection with $1,250,000), assuming such note holders do not convert such notes into shares of our common stock in connection with their Optional Conversion and Mandatory Conversion rights (described above) and will require approximately $800,000 which we owe under the Line of Credit, which amount is due on December 1, 2007. Furthermore we anticipate the need for approximately $1 to $5 million of additional financing to support strategic acquisitions and our current expansion plan for the next 18 to 24 months.

We currently have plans to raise approximately $3,000,000 in private equity or debt financing within the next fifteen months, of which there can be no assurance (the "Private Offering"). If we are able to affect the Private Offering, the September and October 2006 Second Funding Purchasers will have thirty (30) days following the closing of the Private Offering to decide whether to convert their Notes into shares of our common stock (in connection with the conversion features of such Notes) and the August 2006 purchasers will be required to immediately convert their Notes into shares of our common stock. If those September and October 2006 purchases choose not to convert their Notes into shares of our common stock, we will then have ten (10) days to repay them the total outstanding amount of their Notes together with any accrued and unpaid interest thereon.

A substantial portion of our investment capital for the next 12 months, other than those amounts used to repay the Line of Credit (and/or which will need to be used to repay the Notes, assuming such Notes are not converted into shares of our common stock) will be used to finance the expansion of our business in accordance with our growth and acquisition strategy described above. To the extent that the proceeds are not used for acquisitions, such proceeds will be used for general corporate purposes and for working capital needs. The amount and timing of such uses will vary depending on the availability of acquisition opportunities. Pending such uses, the net proceeds will be invested in short-term investment grade securities.

Furthermore, we may receive up to $761,750 in connection with the exercise of the Warrants, which funds we plan to use, if such Warrants are exercised, of which there can be no assurance, for financing future acquisitions and/or working capital as described herein in greater detail under “Use of Proceeds.”

While we are not currently a party to any agreements with respect to any acquisitions, it is possible that an agreement in principle or a definitive agreement as to one or more acquisitions will be executed prior to the completion of the current capital raising efforts. It is likely that the closing of any acquisition would require us to raise additional funds, which there can be no assurance will be available on favorable terms, if at all.

At this time, no additional financing has been secured. We have no commitments from officers, directors or affiliates to provide funding. Our growth and continued operations could be impaired by limitations on our access to the capital markets as well as penalties we may be forced to pay to the Purchasers if we are unable to repay the Notes when due, if such Notes are not converted into shares of our common stock. Without additional financing, we believe we can continue our operations for at least the next twelve months with our current revenues; however, if we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to pursue our expansion strategy and/or repay the Notes when due, if such notes are not converted into shares of our common stock. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to our common stock or equity financings which are dilutive to holders of our common stock. In addition, in the event we do not raise additional capital from conventional sources, it is likely that our growth will be restricted and we may need to scale back or curtail implementing our business plan.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located in Chicago, Illinois. In July 2004, we entered into an eight-year lease for approximately 4,600 square feet of office space for our corporate headquarters. Our current lease commitment is $10,069 per month.

In August 2003, we opened an office in New York City. We lease this office space from Thom Filicia, Inc. pursuant to a five year sublease. Our lease commitment on our New York Office space is $1,300 per month plus the obligation to pay utilities.

We also have offices in Los Angeles, California. On January 15, 2004, we entered into a four-year and seven-month lease for this office space from Gilmore North Market, LLC. Our current lease commitment is $1,750 per month plus the obligation to pay utilities.

On December 23, 2005, XA Scenes, Inc., our wholly owned subsidiary, entered into a Lease, (the "Lease") on the ninth floor of 636-642 West 28th Street, New York, New York 10001, also known as the "Terminal Warehouse" (the "Property") with Waterfront NY Realty Corp. ("Landlord"). The Lease has a term of ten (10) years (the "Term"), and commenced on June 1, 2006. We agreed to pay initial annual rent under the Lease equal to $260,000 per year, which rent increases at the rate of 3% per year (with the rate of rent for the 10th year of the Lease being $350,000), payable monthly at the initial rate of $21,666.66 per month.

On March 6, 2006, The Experiential Agency, Inc., our wholly owned subsidiary (“Experiential”), entered into a Lease on Unit No. 2B in Building No. 2 of 1435 51st Street, in North Bergen, New Jersey. The lease commenced on April 1, 2006, and ends on March 31, 2009. The monthly rent on the lease is $4,037 from April 1, 2006 until March 31, 2007, $4,238 for the period from April 1, 2007 until March 31, 2008, and $4,449 for the period from April 1, 2008 until March 31, 2009. Upon the expiration of the lease, Experiential has the option to renew the lease for an additional three (3) year term. The monthly rental fees during the additional three year term, will be $4,671 from April 1, 2009 and March 31, 2010, $4,904 from April 1, 2010 and March 31, 2011, and $5,149 from April 1, 2011 to March 31, 2012. The landlord has the right to terminate the lease at any time after March 31, 2009, with six (6) months prior written notice to Experiential.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

 On February 17, 2005, Frank Goldstin resigned as the Company's Chief Executive Officer. Also on February 17, 2005, Joseph Wagner the Company's President resigned as Chief Operating Officer and was appointed as the Company's Chief Executive Officer by the Company's Board of Directors to fill the vacancy left by Mr. Goldstin and Jean Wilson, the Company's VP of Operations was appointed as the Company's Chief Operating Officer to fill the vacancy left by Mr. Wagner.

 The Company designated three (3) shares of Preferred Stock, $.001 par value per share on December 28, 2004 (the "Series A Preferred Stock"). The Series A Preferred Stock has no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the three (3) shares of Series A Preferred Stock had the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000,000 shares of the Company's common stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400,000 shares, out of a total number of 20,400,000 shares voting. Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Frank Goldstin, Joseph Wagner and Jean Wilson, who each serve as executive officers of the Company, were each issued one (1) share of Series A Preferred Stock. Mr. Goldstin agreed to sell his share of Series A Preferred stock to us in May 2006 for $7,500 which share was subsequently cancelled by us. Mr. Wagner and Ms. Wilson agreed to cancel their shares of Series A Preferred stock for aggregate consideration of $1.00 pursuant to the August, September and October 2006 Fundings, which shares have been cancelled to date.

 In December 2005, we entered into a "Severance Agreement and Release in Full" (the "Severance Agreement") with Frank Goldstin, our former Chief Executive Officer and a former Director of us until December 19, 2005, at which time Mr. Goldstin failed to be re-elected to our Board of Directors at our annual meeting of shareholders, in connection with the termination of Mr. Goldstin's employment. Pursuant to the Severance Agreement, he was provided a lump sum payment in the amount of $50,000, less applicable tax withholding, a payment of $5,538.43, less applicable tax withholding, in connection with amounts previously owed to Mr. Goldstin in connection with his employment, and Mr. Goldstin was given an IBM Thinkpad laptop which he had used during his employment (collectively the "Severance Pay").

 Pursuant to the Severance Agreement, Mr. Goldstin agreed to release and forever discharge us, our former, present and future officers, directors, employees, agents, administrators, persons and corporations who may be liable for the conduct of any of the aforesaid parties, from any and all debts, demands, promises, actions, claims, liabilities, damages, and causes of action of any nature, known or unknown, both in law and equity, which have accrued or may ever accrue to Mr. Goldstin, his heirs, executors, legal administrator, successors, or assigns by reason of his employment with us. Mr. Goldstin's release included all claims whether arising in tort, contract or statute. Additionally, pursuant to the Severance Agreement, Mr. Goldstin agreed to repay us the Severance Pay if he violates the Severance Agreement in any material respect.

 On December 19, 2005, Christopher Spencer was elected as a Director of the Company at the Company's annual meeting of shareholders. Frank Goldstin failed to be re-elected as a Director of the Company at the same meeting. Also on December 19, 2005, we entered into a twelve (12) month, renewable consulting agreement with Christopher Spencer, to serve as our Director, pursuant to which Mr. Spencer received $2,000 per month and an aggregate of 100,000 shares of our restricted common stock. The Consulting Agreement was extended for an additional one year term in December 2006, whereby Mr. Spencer is to receive $1,000 per month for his services to the Company as a Director. Mr. Spencer's consulting agreement is described in greater detail above under "Employment and Consulting Agreements."

 Joseph Wagner, our Chief Executive Officer, President and Director entered into a Consulting Agreement with us effective August 1, 2006, which Consulting Agreement replaced a prior Consulting Agreement entered into between the parties with an effective date of August 1, 2004. All 225,000 post 1:20 reverse stock shares which were subject to a risk of forfeiture pursuant to the prior Consulting Agreement immediately vested to Mr. Wagner upon his entry into the Consulting Agreement. Pursuant to the Consulting Agreement, Mr. Wagner is to serve as our Chief Executive Officer, President and Secretary for a period of sixty (60) months from the effective date of the Consulting Agreement, August 1, 2006. Upon the expiration of the initial term of the Consulting Agreement, the Consulting Agreement shall automatically renew for successive one (1) year terms unless either party provides the other of its intent not to renew, at least thirty (30) days, but not more than sixty (60) days prior to the end of the term. The Consulting Agreement is described in greater detail under “Employment and Consulting Agreements.” On February 23, 2007, Mr. Wagner was appointed as Chairman of the Company’s Board of Directors.

 Jean Wilson, our Chief Operating Officer, Treasurer and Director entered into an Employment Agreement with us effective August 1, 2006, which Employment Agreement replaced a prior Employment Agreement entered into between the parties with an effective date of August 1, 2004. All 70,000 post 1:20 reverse stock shares which were subject to a risk of forfeiture pursuant to the prior Employment Agreement immediately vested to Ms. Wilson upon her entry into the Employment Agreement.  Pursuant to the Employment Agreement, Ms. Wilson is to serve as our Chief Operating Officer and Treasurer for a period of sixty (60) months from the effective date of the Employment Agreement, August 1, 2006. The Employment Agreement is described in greater detail under “Employment and Consulting Agreements.”

 On June 19, 2006, the Company's Board of Directors approved the issuance of 650,000 Incentive Stock Options to the Company's Chief Executive Officer, President, Secretary and Director, Joseph Wagner and 550,000 Incentive Stock Options to Jean Wilson, the Company's Chief Operating Officer, Treasurer and Director, who both also own more than 10% of the Company's outstanding voting shares (the "10% Shareholder Options") pursuant to the Plan. The 10% Shareholder Options had an exercise price of $0.38 per share, which was equal to 110% of the mean of the highest and lowest quoted selling prices of the Company's common stock on the Over-The-Counter Bulletin Board on the Valuation Date. The 10% Shareholder Options were evidenced by Option Agreements, pursuant to the Plan. The 10% Shareholder Options shall vest three (3) years from the Valuation Date (June 19, 2009), and terminated if unexercised on June 19, 2011, unless terminated earlier pursuant to the terms of the Option Agreements; provided however, that the 10% Shareholder Options shall vest immediately upon the occurrence of a Change in Control of the Company. The 10% Shareholder Options were later rescinded by the Company in connection with the Funding and the grant of the JJ Options, as described in greater detail below.

 On August 2, 2006 (the "Valuation Date"), the Directors granted 850,000 options to purchase shares of our common stock ("Options") to Joseph Wagner, the Company's Chief Executive Officer and Director of the Company and 650,000 Options to Jean Wilson, the Company's Chief Operating Officer and Director, who are both greater than 10% shareholders of the Company (the "JJ Options"). The exercise price of the JJ Options is $0.75 per share (which exercise price was greater than 110% of the mean of the highest ($0.31) and lowest ($0.31) quoted selling prices of the Company's common stock on the Valuation Date). The JJ Options expire if unexercised on the fifth anniversary of the Vesting Date, or as otherwise provided in the Option Agreements.

 Mr. Wagner shall vest 283,333 of the Options upon the twelve (12) month anniversary of the date the United States Securities and Exchange Commission declares effective a registration statement covering the resale of the shares of common stock which the 11% Senior Secured Convertible Promissory Notes which we sold in August, September and October 2006 to certain third party purchasers (the "Purchasers") are convertible into (as described in greater detail in our most recent periodic filings) and the shares of common stock which the Warrants granted to such Purchasers are exercisable for (the "Effectiveness Date"); Mr. Wagner shall vest 283,333 of the Options upon the twenty-four (24) month anniversary of the Effectiveness Date; and Mr. Wagner shall vest the remaining 283,334 options upon the thirty-six (36) month anniversary of the Effectiveness Date, provided however that all of the options shall vest immediately upon a Change in Control of the Company (as defined below).

 Ms. Wilson shall vest 216,667 of the Options upon the twelve (12) month anniversary of the Effectiveness Date; Ms. Wilson shall vest 216,666 of the Options upon the twenty-four (24) month anniversary of the Effectiveness Date; and Ms. Wilson shall vest the remaining 216,666 options upon the thirty-six (36) month anniversary of the Effectiveness Date, provided that all of the options shall vest immediately upon a Change in Control of the Company (as defined below).

 A "Change in Control" includes the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer of substantially all the assets of the Company; or in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933 (the "Act," other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company).

 In February 2007, pursuant to an “Agreement Regarding the Cancellation of the Series A Preferred Stock of XA, Inc.,” Joseph Wagner and Jean Wilson, our Directors agreed to cancel the two (2) shares of Series A Preferred Stock which they held for aggregate consideration of $1.00.

 On February 23, 2007, at our 2007 Annual Meeting of Stockholders, Joseph Wagner, Jean Wilson and Christopher Spencer were re-elected as Directors of the Company and Joseph Wagner was additionally appointed as Chairman of the Company’s Board of Directors.

In March 2007, XA Interactive Inc., one of our wholly owned subsidiaries, entered into a strategic alliance with Wizzard Media, which is part of Wizzard Software Corporation, to enhance the podcasting service offerings of Wizzard Media.  Christopher Spencer, one of our directors, is the Chief Executive Officer, President and a director of Wizzard Software Corporation.

EXECUTIVE COMPENSATION

The table that follows presents the annual compensation of our Chief Executive Officer, and other executive officers who made more than $100,000 per year for the last three fiscal years ending December 31, 2006.

Summary Compensation Table
Annual Compensation*

                                                      Other                            All Other
                                                      Annual                           Annual      Total
Name & Principal                Payouts               Comp-     Restricted     Stock   Compen-     Compen-
  Position                 Year         Salary ($)    sation   Stock Awards   Options  sation      sation
------------------------------------------------------------------------------------------------------------

Joseph Wagner (1)          2006         $200,000                 $49,167(3)     (5)                $249,167
CEO, President,            2005         $203,666                 $28,333(3)                        $231,999
Secretary,                 2004         $200,000                 $12,497(3)                        $212,497
and Chairman of
the Board of Directors

Jean Wilson (2)            2006         $150,000                 $15,297(4)     (5)                $165,297
Chief Operating            2005         $143,699                 $ 8,815(4)                        $152,514
Officer,                   2004         $105,000                 $ 3,888(4)                        $108,888
Principal
Accounting Officer,
Treasurer,
and Director
Frank Goldstin(6)          2005         $189,246    $50,000(6)                                     $239,246
Former CEO                 2004         $360,000                                                   $360,000

*
Does not include perquisites and other personal benefits in aggregate amounts less than 10% of the total annual salary and other compensation. No Executive Officer received any Bonuses, SARS, or LTIP Payouts during the three years ended December 31, 2006.

(1) Joseph Wagner, has served as our President Secretary and Treasurer since August 1, 2004, and served as our Chief Operating Officer from August 1, 2004 until February 17, 2005, at which time he resigned as Chief Operating Officer and was appointed Chief Executive Officer entered into a thirty-six (36) month consulting agreement with the Company effective August 1, 2004, pursuant to which Mr. Wagner will receive compensation of $200,000 per year.

(2) Jean Wilson has served as our Chief Accounting Officer and Treasurer since August 1, 2004. Between August 1, 2004 and February 17, 2005, Mrs. Wilson served as our Vice President of operations and on February 17, 2005, was appointed Chief Operating Officer. Mrs. Wilson entered into a thirty-six (36) month employment agreement with the Company effective August 1, 2004, pursuant to which Ms. Wilson received compensation of $105,000 per year beginning on August 1, 2004, and $125,000 per year beginning January 1, 2005.

(3) In August 2004, Mr. Wagner also received as additional consideration 225,000 restricted shares of the Company's common stock subject to a risk of forfeiture.  On December 31, 2004, 75,000 shares became fully vested and on December 31, 2005 an additional 75,000 shares became fully vested. The risk of forfeiture covering the remaining 75,000 shares ceased to exist in August 2006, in connection with our entry into a sixty (60) month Consulting Agreement with Mr. Wagner pursuant to which he will continue to receive $200,000 per year for his services to us (described in greater detail below). Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company.  The values listed in the table above represent the amortized amounts of the vested shares for each year presented.

(4) In August 2004, Ms. Wilson also received as additional consideration 70,000 restricted shares of the Company's common stock subject to a risk of forfeiture. On December 31, 2004, 25,000 shares became fully vested and on December 31, 2005, 22,500 shares became fully vested. The risk of forfeiture covering the remaining 22,500 shares ceased to exist in August 2006, in connection with Ms. Wilson's entry into a sixty (60) month Executive Employment Agreement, pursuant to which she received a pro rata amount of her salary payable under the Executive Employment Agreement for the months between August and December 2006, and will receive $150,000 per year for her services to us, during the remaining years of the Executive Employment Agreement (described in greater detail below).  The values listed in the table above represent the amortized amounts of the vested shares for each year presented.

(5) Joseph Wagner and Jean Wilson were granted 850,000 and 650,000 options to purchase shares of our common stock at an exercise price of $0.75 per share, respectively in August 2006.  A Black - Sholes computation of those options indicated that neither grant had material value, due to the fact that they have not vested yet (the options are described in greater detail under "Employment and Consulting agreements above.")

(6) Frank Goldstin served as our Chief Executive Officer from December 2003 to February 17, 2005, when Mr. Wagner was elected as our Chief Executive Officer. Effective August 1, 2004, Mr. Goldstin entered into a thirty-six (36) month employment agreement with the Company effective August 1, 2004, pursuant to which Mr. Goldstin would have received compensation of $360,000 per year. On or about February 17, 2005, Mr. Goldstin entered into a Twenty-Four (24) month employment agreement with the Company which superseded the previous agreement he had with the Company, and which would have paid him $100,000 per year as the Chairman of the Company's Board of Directors. Mr. Goldstin's employment agreement was terminated effective December 19, 2005, due to the fact that he was not elected a Director of the Company at our annual meeting of shareholders on the same day. In connection with the termination of Mr. Goldstin's employment, and pursuant to a "Severance Agreement and Release in Full" (the "Severance Agreement"), he was provided a lump sum payment in the amount of $50,000, less applicable tax withholding, and a payment of $5,538.43, less applicable tax withholding, in connection with amounts previously owed to Mr. Goldstin in connection with his employment (collectively the "Severance Pay").

Pursuant to the Severance Agreement, Mr. Goldstin agreed to release and forever discharge us, our former, present and future officers, directors, employees, agents, administrators, persons and corporations who may be liable for the conduct of any of the aforesaid parties, from any and all debts, demands, promises, actions, claims, liabilities, damages, and causes of action of any nature, known or unknown, both in law and equity, which have accrued or may ever accrue to Mr. Goldstin, his heirs, executors, legal administrator, successors, or assigns by reason of his employment with us. Mr. Goldstin's release included all claims whether arising in tort, contract or statute. Additionally, pursuant to the Severance Agreement, Mr. Goldstin agreed to repay us the Severance Pay if he violates the Severance Agreement in any material respect.

Additionally, we had three (3) other employees who made between $100,000 and $129,999 per year for the year ended December 31, 2006, and two (2) other employees who made more than $150,000 per year for the year ended December 31, 2006. While these individuals perform various tasks for us, we do not believe these individuals perform any functions as executive officers of the Company.

Severance and Change in Control Payouts:

We grant change in control and severance arrangements to our executive officers on a case-by-case basis. Currently Joseph Wagner, our Chief Executive Officer, Secretary and Chairman of the Board, and Jean Wilson, our Chief Financial Officer, Chief Operating Officer, and Treasurer are the only executive officers with whom we have any change in control and severance arrangements. We believe that granting these arrangements to certain key employees is an important element in the retention of such employees.

In Mr. Wagner’s case, his severance arrangement takes effect pursuant to his Consulting Agreement, if he is terminated without cause by us, or he terminates his employment by giving ten (10) days written notice for “good reason,” defined as if he is assigned, without his express written consent to any duties materially inconsistent with his positions, duties, responsibilities or status with us as of the date of his Consulting Agreement, or a change in his reporting responsibilities or titles as in effect as of the date of the Consulting Agreement; if his compensation is reduced; or if we do not pay him any material amount of compensation due under the Consulting Agreement within ten (10) days of the date he gives us notice that such amount has not been paid (each a “Severance Event”). In the event of a Severance Event, Mr. Wagner shall be entitled to receive as severance pay, an amount equal to $250,000 in addition to all of the unpaid payments of salary that he would had earned assuming that he had provided services to us for the full term of the Consulting Agreement. For instance, if he terminated his service to us pursuant to a Severance Event on August 1, 2007 (the one year anniversary of his entry into the Consulting Agreement), he would receive as severance compensation, $250,000 plus the remaining amount of payments he would be due under the Consulting Agreement, $800,000 (four (4) years at $200,000 per year), so he would therefore be due a total of $1,050,000 in a lump sum payment. Additionally, all 850,000 of the options to purchase shares of our common stock which he was granted in August 2006, would vest to him immediately.

In Ms. Wilson’s case, her severance arrangement takes effect pursuant to the same Severance Events as defined above for Mr. Wagner. In the event of a Severance Event, Ms. Wilson shall be entitled to receive as severance pay, an amount equal to $250,000 in addition to all of the unpaid payments of salary that she has earned as of her termination date pursuant to the Employment Agreement. For instance, if she terminated her service to us pursuant to a Severance Event on August 1, 2007 (the one year anniversary of her entry into the Employment Agreement), she would receive as severance compensation, $250,000 plus the remaining amount of payments she had earned prior to the termination of the Employment Agreement. Additionally, all 650,000 of the options to purchase shares of our common stock which she was granted in August 2006, would vest to her immediately.

Mr. Wagner’s and Ms. Wilson’s options also contain change of control provisions, whereby in the event of the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer of substantially all the assets of the Company; or in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933 (the "Act," other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), all of the options which they currently hold shall vest to them immediately.

Additionally, all of the options granted to employees in June 2006, as described herein, shall immediately vest to those employees upon a Change in Control.

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

Joseph Wagner, the Chairman of our Board of Directors and Jean Wilson a Director of the Company do not receive any separate consideration from the Company other than the compensation they are paid as the Company’s executives for their services on the Board of Directors. Christopher Spencer currently receives $1,000 per month for services rendered to the Company as a Director of the Company. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash (or additional cash in the case of Mr. Spencer) or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors, consisting of Joseph Wagner, who also serves as the Chairman of the Board of Directors, Jean Wilson and Christopher Spencer, determines the compensation provided to our executive officers in their sole determination. Our executive compensation program is designed to attract and retain talented executives to meet our short-term and long-term business objectives. In doing so, we attempt to align our executives’ interests with the interests of our shareholders by providing an adequate compensation package to such executives. This compensation package includes a base salary, which we believe is competitive with other companies of our relative size. In addition, we have previously granted certain options to our executive and non-executive employees as part of our compensation package, and our Board of Directors reserves the right to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance in the future. This package may also include long-term, stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies, which may be similar to our previous stock options granted during the year ended December 31, 2006.

Base Salary

The base salary of our executive officers, Joseph Wagner, our Chief Executive Officer, President, Secretary and Chairman of the Board of Directors, was established by our entry into a sixty month Consulting Agreement entered into with Mr. Wagner in August 2006, currently totals a base salary of $200,000 per year and Jean Wilson, our Chief Operating Officer, Principal Accounting Officer, Treasurer and Director, was established by our entry into a sixty month Employment Agreement with Ms. Wilson in August 2006, currently totals a base salary of $150,000 per year, were established by evaluating the range of responsibilities of their positions, as well as the anticipated impact that Mr. Wagner and Ms. Wilson could have in meeting our strategic objectives. The established base salary of each individual was then benchmarked to comparable positions with that of our industry and similarly sized companies. Base salaries are adjusted to reflect the varying levels of position responsibilities and individual executive performance.

Incentive Bonus
Along with our executives’ base salaries, the Board of Directors reserves the right to give incentive bonuses to our executive officers, which bonuses the Board of Directors may grant in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives in the sole discretion of the Board of Directors.

As of the date of this filing, Joseph Wagner holds 850,000 incentive options to purchase shares of our common stock and Jean Wilson holds 650,000 incentive options to purchase shares of our common stock at an exercise price of $0.75 per share, which options vest to those individuals and are exercisable as provided above under “Certain Relationships and Related Transactions.”

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Criteria for Compensation Levels

The Company has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its customers, its employees, and the communities in which the Company operates.

The Board of Directors (in establishing compensation levels for the Chief Executive Officer and Chief Operating Officer, as well as other executive positions) and the Company (in establishing compensation levels for all executives of the Company) consider many factors, including, but not limited to, the individual’s abilities and executed performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, contributions to the Company’s overall image and reputation in the Company’s industry, and contributions to the development of the management team and other employees. An officer must demonstrate his or her ability to deliver results in his or her areas of responsibility, which can include, among other things: business development with new and existing customers, development of new products, efficient management of operations and systems, implementation of appropriate changes and improvements to operations and systems, personnel management, financial management, and strategic decision making. In determining compensation levels, the Board of Directors also considers: competitiveness of compensation packages relative to other comparable companies, both inside and outside of the event planning industry, and the experience level of each particular individual.

Compensation levels for executive officers are generally reviewed upon the expiration of such executive’s employment and/or consulting agreements (if any), or annually, but may be reviewed more often as deemed appropriate.

Compensation Philosophy and Strategy
In addition to the “Criteria for Compensation Levels” set forth above, the Company has a “Compensation Philosophy” for all employees of the Company (set forth below), and a “Compensation Strategy for Key Management Personnel” (set forth below), a substantial portion of which also applies to all employees of the Company.

Compensation Philosophy

The Company’s compensation philosophy is as follows:

•
The Company believes that compensation is an integral component of its overall business and human resource strategies. The Company’s compensation plans will strive to promote the hiring and retention of personnel necessary to execute the Company’s business strategies and achieve its business objectives.

•
The Company’s compensation plans will be strategy-focused, competitive, and recognize and reward individual and group contributions and results. The Company’s compensation plans will strive to promote an alignment of the interests of employees with the interests of the shareholders by having a portion of compensation based on financial results and actions that will generate future shareholder value.

•
In order to reward financial performance over time, the Company’s compensation programs generally will consist of: base compensation, and may also consist of short-term variable incentives and long-term variable incentives, as appropriate.

•	The Company’s compensation plans will be administered consistently and fairly to promote equal opportunities for the Company’s employees.

Compensation Strategy for Key Management Personnel

The Company’s compensation strategy for its key management personnel is as follows:

•
Total compensation may include base salary and short-term and long-term variable incentives based on annual and long term performance, and long-term variable incentives, in each case, where appropriate.

•	Compensation will be comparable to general and industry-specific compensation practices.

•
Generally, base compensation, and targeted short- and long-term variable compensation, if any, will be established within the range of compensation of similarly situated companies in the Company’s industry. The Company’s organization size and complexity will be taken into account, and therefore similarly situated companies include companies of similar size and complexity whether or not such companies are in the Company’s industry or not.

•
When determining compensation for officers, managers and consultants, the Company takes into account the employee’s (and/or consultant’s) knowledge, experience, past employment history and connections in the industry, including industry specific knowledge and experience, to the extent such knowledge and experience contributes to the Company’s ability to achieve its business objectives.

•	The Company reserves the right to adjust annual base salaries of employees and/or to award performance based bonuses if individual performance is at or above pre-established performance expectations.

CONTROLS AND PROCEDURES

(a)
Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of our December 31, 2006 reporting period (the "Evaluation Date"), concluded that as of the Evaluation Date, our disclosure controls and procedures were effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

(b)
Changes in internal control over financial reporting. There were no changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

[Remainder of page left intentionally blank.]

FINANCIAL STATEMENTS

  The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.

TABLE OF CONTENTS TO FINANCIAL STATEMENTS

Report of Independent Registered Accouting Firm                                                                                                           F-1

Consolidated Balance Sheets as of                                                                                                                                       F-2
      December 31, 2005 and 2006

Consolidated Income Statements for the                                                                                                                             F-3
      Years Ended December 31, 2006 and 2005

Consolidated Statement of Stockholders' Equity for the                                                                                                   F-4
      Period from January 1, 2005 through December 31, 2006

Consolidated Statement of Cash Flows for the                                                                                                                   F-5
      Years Ended December 31, 2006 and 2005

Notes to Consolidated Financial Statements                                                                                                                       F-6

Pollard-Kelley Auditing Services, Inc.……………………………………………………………
Auditing Services 4500 Rockside Road #450, Independence OH 44131 330-836-2558

Report of Independent Registered Public Accounting Firm

Board of Directors
XA, Inc. and Subsidiary

We have audited the Balance sheet of XA, Inc. and Subsidiary as of December 31, 2006 and the related statements of operations, stockholders equity and cash flows for the years ending December 31, 2006. These statements are responsibility of Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (Unites States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XA, Inc. and Subsidiary as of December 31, 2006 and the related statements of operations, stockholders equity and cash flows for the years ending December 31, 2006 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered losses the last two years. This factor, among others including the Notes payable due in 2007, raises substantial doubt about the Company’s ability to continue as a going concern. Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Management’s plan in regard to this matter is also described in Note 6. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Pollard-Kelley Auditing Services, Inc.

/S/ Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
March 5, 2007

XA, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
	2006	2005
ASSETS
Current Assets
Cash	$372,626	$595,472
Accounts receivable	470,270	1,214,492
Work in process at cost	-	770,562
Prepaid expenses	180,981	36,925
Prepaid finance charges	250,703	-
Prepaid employment contract	-	64,467
Total Current Assets	1,274,580	2,681,918
Fixed Assets
Equipment	244,736	194,491
Furniture and fixtures	66,177	53,059
Leasehold improvements	1,004,745	40,735
	1,315,657	288,285
Less accumulated depreciation	(211,861)	(152,513)
	1,103,796	135,772
Other Assets
Discount on Convertible Notes Payable	212,853	177,346
Deferred taxes	-	540,000
Prepaid employment bonus	-	100,000
Deposits	73,639	72,712
Goodwill	865,309	865,309
	1,151,801	1,755,367
	$3,530,177	$4,573,057
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$514,232	$445,986
Accrued payroll	-	-
Interest Payable	102,760	61,476
Withheld and accrued taxes	3,731	4,471
Unearned revenues	166,911	1,222,229
Line of credit	800,000	-
Current portion of long term debt	1,450,000	2,032,500
Total Current Liabilities	3,037,634	3,766,662
Long-term Debt
Note payable	1,250,000	-
Derivative Liability	62,431	-
Stockholders' Equity
Series A preferred stock	-	-
Common stock	3,952	3,719
Additional paid in capital	2,289,621	2,213,157
Accumulated other comprehensive income	296,121	-
Retained deficit	(3,409,583)	(1,410,481)
	(819,889)	806,395
	$3,530,177	$4,573,057

See accompanying notes to financial statements.

XA, Inc. and Subsidiary
CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 2006 and 2005

	Year-to-date	Year-to-date
	2006	2005

Revenues
Sales	$9,824,677	$10,912,614

Cost of goods sold
Direct production costs	5,782,391	6,767,383

Gross profit	4,042,286	4,145,231

Administrative expense
Administrative	4,992,871	4,001,362

Income (Loss) from operations	(950,585)	143,869

Other income and expenses
Other income	8,660	15,079
Other expenses	(509,677)	(283,594)
Intangible impairment	(540,000)	-
	(1,041,017)	(268,515)
Income (Loss) before taxes	(1,991,602)	(124,646)

Tax provisions
Tax provisions	-	(15,000)

Net (Loss)	(1,991,602)	(109,646)

Other Comprehensive Income
Decrease in fair value of
derivatives	296,121	-

Net Comprehensive Income (Loss)	$(1,695,481)	$(109,646)

Loss per Share
Average shares outstanding	3,952,250
Net Loss	$(0.50)
Other Comprehensive Income	$0.07
Net Other Comprehensive Income	$(0.43)

See accompanying notes to financial statements.

XA, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from January 1, 2005 through December 31, 2006

	Series A Preferred Stock		Common Stock ----------		Additional Paid-in	Accumulated Other Comprehensive	Retained
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Total
Balance December 31, 2004	3	$-	3,516,250	$3,516	$2,170,532	$-	$(1,300,835)	$873,213
Shares issued for services	-	-	202,500	203	42,625	-		42,828
Net Loss	-	-	-	-	-	-	(109,646)	(109,646)
Balance December 31, 2005	3	-	3,718,750	3,719	2,213,157		(1,410,481)	806,395
Shares issued for services	-	-	108,500	108	51,589	-	-	51,697
Shares issued for debt	-	-	125,000	125	24,875	-	-	25,000
Purchase and retirement of
Preferred shares	(1)	-	-	-	-	-	(7,500)	(7,500)
Net Other Comprehensive Loss	-	-	-	-	-	296,121	(1,991,602)	(1,695,481)
Balance December 31, 2006	2	$-	3,952,250	$3,952	$2,289,621	$296,121	$(3,409,583)	$(819,889)

See accompanying notes to financial statements.

XA, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2006 and 2005
	Year to date	Year to date
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(1,991,602)	$(109,646)
Adjustments to reconcile net earnings to net
cash provided (used) by operating activities:
Intangibles impairment	540,000	(15,000)
Depreciation	59,348	27,580
Amortization of Discounts on Notes Payable	260,614	133,228
Stock for services and debt	76,697	42,828
Changes in Current assets and liabilities:
(Increase) Decrease in Accounts receivable	744,222	(755,463)
(Increase) Decrease in Work in process	770,562	(583,956)
(Increase) Decrease in Prepaid expenses	(144,056)	(34,191)
(Increase) Decrease in Prepaid finance charges	(250,703)	-
(Increase) Decrease Prepaid employment contracts	164,467	87,148
(Decrease) Increase in Accounts payable	68,246	199,860
(Decrease) Increase in Accrued payroll	-	(17,798)
(Decrease) Increase in Accrued interest	41,284	61,476
(Decrease) in Withheld and accrued taxes	(740)	265
Increase (Decrease) in Unearned revenue	(1,055,318)	652,543
NET CASH PROVIDED (USED) BY
OPERATING ACTIVITIES	(716,979)	(311,126)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed assets	(1,027,372)	(38,912)
Purchase of Preferred stock	(7,500)	-
Increase in Goodwill	-	(57,075)
(Increase) Decrease in Deposits	(927)	(34,532)
NET CASH (USED) BY INVESTING
ACTIVITIES	(1,035,799)	(130,519)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	-	-
Increase in Derivative Liability	62,431	-
Payments on Notes Payable	(2,032,500)	-
Increase in Notes Payable	2,700,000	-
Increase in Line of credit	800,000	-
NET CASH USED BY
FINANCING ACTIVITIES	1,529,931	-

NET INCREASE (DECREASE) IN CASH	(222,847)	(441,645)
CASH ACQUIRED IN ACQUISITION	-	-
CASH AT BEGINNING OF PERIOD	595,472	1,037,117
CASH AT END OF PERIOD	$372,625	$595,472

See accompanying notes to financial statements.

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------------------

HISTORY
-------------

The Company was incorporated on August 29, 1991 as Goldstin/Mercola Productions, Inc. in Illinois. On January 4, 1993 the name was changed to G/M Productions, Inc. On December 4, 2003 the Company entered into an exchange agreement with Synreal Services Corp a publicly traded Nevada corporation. The exchange agreement resulted in the exchange of 1,769,231 newly issued shares of Synreal common stock for all the outstanding shares of G/M Productions, Inc. In addition the shareholder of G/M Productions entered into a stock purchase agreement with the former officers and directors of Synreal whereby the shareholder acquired 1,000,000 shares of Synreal common stock. Synreal was a shell at the time of the acquisition and therefore the acquisition was treated as a reverse merger whereby the acquired company is treated as the acquiring company for accounting purposes. On December 9, 2003, the stockholders and directors of the Company passed two resolutions changing the Company's name to The Experiential Agency, Inc., and authorizing a 13:1 forward stock split.

On May 26, 2005, the Company issued 52,500 shares of common stock for services. The shares were valued at $18,428.

On September 15, 2005, the Company issued 115,000 shares of common stock for services. The shares were valued at $14,950.

On November 9, 2005, the Company issued 10,000 shares of common stock for services. The shares were valued at $2,700.

On December 31, 2005, the Company issued 25,000 shares of common stock for services. The shares were valued at $6,750.

On February 6, 2006, the Company issued 33,500 shares of common stock for services. The shares were valued at $9,497.

On April 14, 2006, the Company issued 25,000 shares of common stock for services. The shares were valued at $14,067.

On July 31, 2006, the Company issued 25,000 shares of common stock for services. The shares were valued at $14,067.

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
--------------------------------------------------------------------------------------------------------------

On September 1, 2006, the Company issued 50,000 shares of common stock for services and debt reduction. The shares were valued at $10,000.

On November 6, 2006, the Company issued 25,000 shares of common stock for services. The shares were valued at $14,066.

On December 29, 2006, the Company issued 75,000 shares of Common stock for services and debt reduction. The shares were valued at $15,000.

The consolidated financial statements include the accounts of XA, Inc., The Experiential Agency, Inc., Fiori XA, Inc. and XA Scenes, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation. The Company is a comprehensive event marketing, design and production firm with full service offices in Chicago, and New York and a sales office in Los Angeles.

CASH AND CASH EQUIVALENTS
------------------------------------------------

For purposes of the statement of cash flows, the Company considers all short-term debt securities three months or less to be cash equivalents.

Cash paid during the year for:
                                                                                                                        2006                        2005
                                                                               Interest                       $113,862   $ -0-
                                                                               Income taxes              $  -0-                          $ -0-

PROPERTY AND EQUIPMENT
------------------------------------------

Property and equipment are carried at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation of property and equipment is provided for on the straight line and 200% declining balance basis over their estimated useful lives as follows:

               Equipment                5 years
                   Furniture and fixtures         7 years
               Leaseholds                                           39 years

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
--------------------------------------------------------------------------------------------------------------

Depreciation expense for the quarter and year to date ended December 31, 2006 and 2005 was $59,348 and $27,580, respectively.

INCOME TAXES
-----------------------

Before December 4, 2003, the date of the share exchange with Synreal, the Company had elected to be taxed under the provisions of Sub-chapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal or state corporation taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on the Company's taxable income. There are no differences in accounting for tax and book. After December 4, 2003, the Company is taxed as a Sub-chapter C corporation under the Internal Revenue Code.

The estimated tax provision at December 31, 2006 and 2005 consists of the following:

     2006                          2005

                Federal                         $ -0-                            $ -0-
                State                                -0-                               -0-
                                                      -------                           ------
                                                      $ -0-                            $ -0-
                                                     =====                         ====

The Company has net loss carry forwards of approximately $1,979,000 that begin to expire in 2020 for federal taxes and 2017 for state taxes.

USE OF ESTIMATES
-----------------------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
--------------------------------------------------------------------------------------------------------------

CONCENTRATION OF CREDIT RISKS
-----------------------------------------------------

During 2005 and 2004 and at December 31, 2006 and 2005, the Company had deposits in banks in excess of the FDIC insurance limit.

INTANGIBLE IMPAIRMENT
----------------------------------------

In the forth quarter of 2006, management reviewed the value of its intangible assets. This review resulted in the write down of the intangible asset Deferred Taxes. The balance in this account represented an estimate of the cash value of the Company’s net operating loss carry forward.

NOTE 2 - DISCOUNT ON CONVERTIBLE NOTES PAYABLE
---------------------------------------------------------------------------------

Discount on Convertible Notes Payable represents costs the Company incurred in connection with the convertible promissory notes. These costs will be amortized over the life of the notes (24 months) on a straight-line basis.

In connection with the August 8, September 26 and October 23, 2006, notes, the Discount on Convertible Notes Payable represents costs the Company incurred in connection with the new convertible promissory notes. These costs will be amortized over the life of the notes (15 months) on a straight-line basis.

Amortization of these items for December 31, 2006 and 2005 was $260,614 and $133,228, respectively.

NOTE 3 - NOTES PAYABLE
--------------------------

LINE OF CREDIT - On August 12, 2004, the Company entered into a Line of Credit agreement with a bank for $750,000. The note was due September 30, 2006. Interest varies at 0.25% over the Bank's prime rate. The Company's assets secure the note. The draws are based on a borrowing base formula at 75% of eligible accounts receivable less 90 days past due accounts.

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 3 - NOTES PAYABLE - CONTINUED
-----------------------------------------------------------

The agreement required the payment of a $5,000 commitment fee. The balance outstanding under this agreement at December 31, 2006 and 2005 was $0 and $0, respectively.

On June 1, 2006, the Company converted $800,000 of its line of credit to a construction loan. The line of credit agreement was amended to $750,000. The Company is in violation of one of the negative covenants of this loan concerning profitability. The lender is aware of the violation and has taken no action to date. The loan is due December 1, 2007. The balance outstanding on the construction loan was $800,000 and $0 at December 31 2006 and 2005, respectively.

On June 29, 2004, the Company entered into a Convertible Promissory Note agreement with 5 unrelated entities. The terms of the 5 notes are identical. The interest rate is 6%. The notes are convertible into the Company's common stock at a conversion rate of $2.00 per share. Conversion is at the Company's option. However, if the Company requests conversion it must convert with registered stock. The holder also received Class A and Class B Warrants (Note4) and purchased an additional $1,250,000 of convertible promissory notes on September 13, 2004. The June 29, 2004 note was paid in full on August 8, 2006. The balance of the notes were paid in 2006.

On September 13, 2004, note holders with $267,500 due converted these notes into 1,076,693 pre-reverse split shares of the Company's common stock in accordance with the note agreement. On November 1, 2004, note holders with $200,000 due converted these notes into 811,533 pre-reverse split shares of the Company's common stock in accordance with the note agreement. The September 13, 2004 note was paid in 2006.

On June 26, 2006, the Company entered into a Securities Purchase Agreement with a group of venture capital lenders and sold 11% Senior Subordinated Secured Convertible Promissory Notes in the amount of $1,250,000, five year warrants at an exercise price of $1.10 per share and a conversion feature. In accordance with EITF 00-27 the estimated value of the conversion feature is $193,483. The value was determined using the Black-Scholes pricing model under the following assumptions: life of 15 months, risk free interest rate of 5.0%, a dividend yield of 0% and volatility of 11%. The face amount of these notes of $1,443,483 was allocated between notes payable of $1,250,000 and the conversion feature of $193,483. The conversion feature is being amortized over the term of the notes. The notes are secured by all the assets of the Company and are due November 8, 2007. The balance outstanding at December 31, 2006 and 2005 was $1,250,000 and $0, respectively.

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 3 - NOTES PAYABLE - CONTINUED
----------------------------------------------------------

On September 26, 2006, the Company entered into a Securities Purchase Agreement with a group of venture capital lenders and sold 11% Senior Subordinated Secured Convertible Promissory Notes in the amount of $1,450,000, five year warrants at an exercise price of $1.10 per share and a conversion feature. In accordance with EITF 00-27 the estimated value of the conversion feature is $16,155. The value was determined using the Black-Scholes pricing model under the following assumptions: life of 15 months, risk free interest rate of 5.0%, a dividend yield of 0% and volatility of 11%. The face amount of these notes of $216,155 was allocated between notes payable of $200,000 and the conversion feature of $16,155. The conversion feature is being amortized over the term of the notes. The notes are secured by all the assets of the Company with $200,000 due December 26, 2007. The balance outstanding at December 31, 2006 and 2005 was $200,000 and $0, respectively.

On October 23, 2006, the Company entered into a Securities Purchase Agreement with a group of venture capital lenders and sold 11% Senior Subordinated Secured Convertible Promissory Notes in the amount of $1,250,000, five year warrants at an exercise price of $1.10 per share and a conversion feature. In accordance with EITF 00-27 the estimated value of the conversion feature is $100,967. The value was determined using the Black-Scholes pricing model under the following assumptions: life of 15 months, risk free interest rate of 5.0%, a dividend yield of 0% and volatility of 0.1%. The face amount of these notes of $1,350,967 was allocated between notes payable of $1,250,000 and the conversion feature of $100,967. The conversion feature is being amortized over the term of the notes. The notes are secured by all the assets of the Company with $1,250,000 due January 23, 2008. The balance outstanding at December 31, 2006 and 2005 was $1,250,000 and $0, respectively.

The notes will automatically convert to shares of common stock at the conversion price when the Company completes a private offering of its equity securities and receives gross proceeds of no less than $3,000,000, with a effective purchase price of $1.50 per share and the Company has completed an effective registration statement covering the resale of the conversion shares.

Total Long-Term debt at December 31, 2006, is as follows:
      2006

         Total term debt                                  $2,700,000
         Less Current portion                         (1,450,000)
                                                                       -------------
         Long-term debt                                  $1,250,000
                                                                       =======

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 4 - EQUITY
-------------------------

PREFERRED STOCK
-----------------------------

On December 27, 2004, the Board of Directors, with shareholder approval, issued 3 shares, of the authorized 10,000,000 shares of "blank check" preferred, as Series A Preferred Shares. The Series A Preferred Shares have a par value of $.001 per share, have no rights to dividends, no liquidation preference, no conversion rights and no redemption rights. The holders thereof, voting as a class, shall have the right to vote on all shareholder matters equal to fifty-one percent of the total vote. On May 22, 2006, the Company purchased and retired one share of preferred stock for $7,500. There were 2 shares outstanding at December 31, 2006. The October 23, 2006, note agreement requires the Company to retire these remaining two outstanding shares. In January 2007, the Company formally retired the remaining two shares.

COMMON STOCK
---------------------------

On December 19, 2005, the shareholders of the Company increased the total authorized shares of common stock to 20,000,000 with a par value of $.001 per share. The Company had 3,952,250 and 3,718,750 shares outstanding at December 31, 2006 and 2005, respectively.

STOCK WARRANTS
------------------------------

The Company has issued warrants to the now retired 6% note holders for 250,000 shares of common stock. The purchase price of the shares is $9.60. The warrants expire June 30, 2008. These warrants remain outstanding at December 31, 2006.

The Company has issued warrants to its employees for 490,000 shares of common stock. The purchase price of the shares is $0.34. The warrants expire June 19, 2009. These warrants remain outstanding at December 31, 2006.

The Company has issued warrants to the June 26, September 26, and October 23, 2006 Convertible securities for 433,333 shares of common stock at $0.30 and for 392,500 shares of common stock at $1.10. The warrants expire in August and November 2011. These warrants remain outstanding at December 31, 2006.

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

STOCK WARRANTS - CONTINUED
--------------------------------------------------

The Company has issued warrants during 2006 in connection with services rendered for 766,667 shares of common stock at $0.30. The warrants expire in August and November 2011. These warrants remain outstanding at December 31, 2006.

The Company has issued warrants during 2006 to two of its executives for 1,500,000 shares of common stock at $0.75 per share. These warrants have a vesting schedule and start vesting 12 months after the filing of an effective registration statement covering the resale of the common stock the 11% notes are convertible into. These warrants remain outstanding at December 31, 2006.

NOTE 5 - COMMITMENTS
------------------------------------

On February 1, 2001, the Company entered into a seven-year lease agreement for office space in Chicago. The lease terminates March 31, 2008. Lease payments are on a sliding scale as follows:

                                      Period                               Monthly Rent
                                      Year 1                               $11,032
                                      Year 2                               $11,319
                                      Year 3                               $11,614
                                      Year 4                               $11,918
                                      Years 5 & 6                      $12,231
                                      Year 7                               $12,886

The lease was terminated by the Company in July of 2004.

On August 20, 2003, the Company entered into a five-year lease agreement for shared office space in New York. The lease terminates August 1, 2008. The lease calls for monthly payments of $1,250 per month.

On March 31, 2003, the Company entered into an equipment lease with a finance company. The lease is for 36 months with monthly payments of $145.

On April 1, 2003, the Company entered into an equipment lease with a finance company. The lease is for 60 months with monthly payments of $1,383.

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 5- COMMITMENTS - CONTINUED
--------------------------------------------------------

On September 18, 2003, the Company entered into an equipment lease with a finance company. The lease is for 36 months with monthly payments of $117.

On October 1, 2003, the Company entered into an equipment lease with a finance company. The lease is for 36 months with monthly payments of $83.

On November 20, 2001, the Company entered into a vehicle lease with a finance company. The lease is for 39 months with monthly payments of $1,099.

On May 30, 2002, the Company entered into a vehicle lease with a finance company. The lease is for 36 months with monthly payments of $2,483.

On January 1, 2004, the Company entered into a sublease agreement for a portion of its space in Chicago. The sublease lasts for one year with monthly income of $1,250 a month.

On January 14, 2004, the Company entered into a vehicle lease with a finance company. The lease is for 24 months with monthly payments of $1,965.

On January 15, 2004, the Company entered into a four year and seven month shared office space agreement in Los Angeles. The lease begins May 1, 2004 and has an option for one 60-month extension. The Company's portion of the monthly rent is $1,820 per month.

On February 10, 2004, the Company entered into a vehicle lease with a finance company. The lease is for 36 months with a monthly payment of $1,956.

On February 17, 2004, the Company entered into an equipment lease with a finance company. The lease is for 60 months with monthly payments of $239.

On June 14, 2004, the Company entered into an equipment lease with a finance company. The lease is for 60 months with monthly payments of $389.

On June 30, 2004, the Company entered into an eight-year lease for office space in Chicago. The lease terminates June 30, 2012. Lease payments are on a sliding scale as follows:

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 5- COMMITMENTS - CONTINUED
--------------------------------------------------------

Period                      Monthly Rent                    Period                          Monthly Rent
Year 1                      $ 9,590                                 Year 5                           $11,508
Year 2                      $10,069                                Year 6                           $11,987
Year 3                      $10,549                                Year 7                           $12,466
Year 4                      $11,028                                Year 8                            $12,946

On June 30, 2004, the Company entered into a five-year lease for retail/office space in Chicago. The lease terminates August 31, 2008. Lease payments are on a sliding scale as follows:

Period                       Monthly Rent
Year 1                       $5,250
Year 2                       $5,408
Year 3                       $5,570
Year 4                       $5,736
Year 5                       $5,909

On August 1, 2004, the Company entered into an equipment lease with a finance company. The lease is for 60 months with monthly payments of $613.

On December 23, 2005, the Company entered into a ten-year lease for office, event and production space in New York City. The lease payments are $21,667 per month and increase 3% per year each year after the first year.

On August 7, 2006, the Company entered into a 60 month lease for equipment. The lease payments are $704 per month.

On August 7, 2006, the Company entered into a 60 month lease for equipment. The lease payments are $168 per month.

On August 7, 2006, the Company entered into a 12 month lease for an apartment in New York City. The lease payments are $3,025 per month.

On August 30, 2006, the Company entered into a 36 month lease for warehouse space in Chicago. The lease payments are $4,750 per month.

XA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE 5- COMMITMENTS - CONTINUED
---------------------------------------------------------

Future minimum payments due under these lease agreements are as follows:

   2007                     $618,789
   2008                     $558,594
   2009                     $531,717
   2010                     $502,240
   2011                     $450,321

NOTE 6 - GOING CONCERN
-------------------------------------

The Company has suffered significant losses in 2006. This combined with the secured and subordinated notes payable that are due in 2007 and January 2008 raise substantial doubts concerning its ability to continue as a going concern. The Company’s continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing. Management has plans to increase revenues over the next year which should increase cash flows form operations. It also feels it can raise additional capital, and meet the conditions that will allow the 11% notes to be converted into common stock. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 20,000,000 shares of common stock, $0.001 par value per share ("Common Stock") and 500,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"). As of March 8, 2007, we had 3,952,250 shares of Common Stock issued and outstanding and no shares of Series A Preferred stock issued and outstanding.

COMMON STOCK

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

The issuance of such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the Preferred Stock. However, these effects may include:

o Restricting dividends on the Common Stock;
o Diluting the voting power of the Common Stock;
o Impairing the liquidation rights of the Common Stock; and
o Delaying or preventing a change in control of the Company without further action by the stockholders.

Risks associated with the issuance of such Preferred Stock is disclosed under the section entitled "Risk Factors," described above.

SERIES A PREFERRED STOCK

We currently have three (3) shares of Series A Preferred Stock authorized and no shares of Series A Preferred Stock outstanding. The Series A Preferred Stock has no dividend rights, no liquidation preference, and no conversion or redemption rights. However, all outstanding shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000,000 shares of the Company's Common Stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400,000 shares, out of a total number of 20,400,000 shares voting. Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

[Remainder of page left intentionally blank.]

POTENTIAL DILUTIVE EFFECT OF THE OFFERING

	Assuming one-third	Assuming one-half	Assuming all of
	of the shares offered	of the shares offered	the shares offered
Current	herein are sold	herein are sold	herein are sold

Shares outstanding:

3,952,250*	5,649,752	6,498,503	9,044,775

Ownership percentage of a shareholder who owns 500,000 shares:

12.65%	8.85%	7.69%	5.5%

* This amount does not include 25,000 shares of common stock which we have agreed to issue our legal counsel in connection with our entry into a Legal Services Agreement explained in greater detail above, which shares have not been issued to date.

SHARES AVAILABLE FOR FUTURE SALE

  As of the date of this prospectus, there are 3,952,250 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement a total of 5,092,505 shares of common stock, will be registered with the Commission and eligible for immediate resale in the public market, subject to the exercise of 1,100,000 Warrants to purchase shares of our common stock at an exercise price of $0.30 per share and the exercise of 392,500 Warrants to purchase shares of our common stock at an exercise price of $1.10 per share held by the Selling Shareholders and subject to none of the Selling Shareholders holding a sufficient number of shares of common stock to be deemed “affiliates” of us and therefore subject to the resale limitation requirements of Rule 144 (namely being able to sell only 1% of our outstanding common stock every 90 days). Furthermore, each of the Second Funding Purchasers has agreed pursuant to the Notes and Warrants to not convert or exercise any portion of the Note or Warrants, if such conversion or exercise would cause them to own more than 9.9% of our then outstanding shares of common stock, unless such Second Funding Purchaser provides us 61 days prior written notice of such Purchaser’s intent to hold more than 9.9% of our common stock.

  Upon the effectiveness of this Registration Statement, there will be approximately 2,494,132 shares of our common stock which will be subject to the resale provisions of Rule 144, assuming that no additional restricted shares are made free trading pursuant to Rule 144 and assuming that none of the Selling Shareholders convert an amount of the Notes and/or exercises an amount of the Warrants, which would result in any Selling Shareholder being deemed an affiliate of us, and therefore subject to the volume limitations described below. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock. Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of us may include our directors, executive officers, and persons directly or indirectly owning 10% or more of our outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from us or an affiliate of us.

  Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable Requirements"). Resales by our affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

 This prospectus relates to the resale of 5,092,505 shares of common stock by the Selling Stockholders. The Selling Stockholders have not held any position, office, or had any other material relationship with us, our predecessors or affiliates within the past three years.

 Upon the effectiveness of a Registration Statement pursuant to the Securities Act to which this prospectus is a part, 5,092,505 shares of common stock issuable in connection with the conversion of the Notes and exercise of the Warrants (assuming the full conversion of the Notes and full exercise of such Warrants), will be freely tradable without restriction or further registration under the Securities Act. Sales of a substantial number of shares of our common stock in the public market following this offering could adversely affect the market price of our common stock. The effects of the potential dilution to our existing shareholders which may be caused by the offering is described above under “Potential Dilutive Effects of the Offering.”

[Remainder of page left intentionally blank.]

Selling Stockholders

 The table below sets forth information with respect to the resale of shares of common stock by the Selling Stockholders. We will not receive any proceeds from the resale of common stock by the Selling Stockholders, but will receive proceeds from the exercise of the Warrants which are exercisable for shares of our common stock (assuming such Warrants are exercised for cash) as describe above under "Use of Proceeds."

Name	Common Stock Beneficially owned prior to Offering(t)		Percentage beneficially owned before Offering(t)		Common Stock included in this Prospectus	Common Stock beneficially owned after Offering (1)	Percentage owned after offering(1)

Sands Brothers Venture Capital LLC	40,834	(2)(3)	1.0%	(4)	40,834	-	-

Sands Brothers Venture Capital II LLC	163,334	(5)(6)	3.97%	(7)	163,334	-	-

Sands Brothers Venture Capital III LLC	1,265,834	(8)(9)	24.3%	(10)	1,265,834	-	-

Sands Brothers Venture Capital IV LLC	408,333	(11)(12)	9.4%	(13)	408,333	-	-

Katie & Adam Bridge Partners, L.P.	163,335	(14)(15)	4.0%	(16)	163,335	-	-

Paul M. Higbee	148,334	(17)	3.6%	(18)	148,334	-	-

G. Chris Andersen	148,334	(18)	3.6%	(19)	148,334	-	-

Mastodon Ventures, Inc.	208,000	(20)(21)	4.90%	(22)	429,334	-	-

Gusrae Kaplan, Bruno & Nusbaum, PLLC	82,400	(23)(24)	2.00%	(25)	82,400	-	-

Loev Family Partnership, Ltd.	405,000	(26)	9.9%	(27)	54,933	370,000	9.2%	(27)

Vision Opportunity Master Fund, Ltd.	438,000	(28)(29)	9.90%	(30)	2,187,500	-	-

(t) Assuming the Notes are converted into shares of common stock at a conversion price of $0.75 per share.

(1) Assuming all shares of common stock offered herein are sold.

(2) Includes $25,000 in 11% Senior Secured Convertible Notes, which are convertible into 33,334 shares of our common stock at an exercise price of $0.75 per share (which exercise price varies as provided in the Notes), warrants to purchase 3,500 shares of our common stock at an exercise price of $1.10 per share and warrants to purchase 4,000 shares of our common stock at an exercise price of $0.30 per share.

(3) The manager of Sands Brothers Venture Capital LLC is Sands Brothers Venture Capital Management LLC, which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital LLC.

(4) Based on 3,993,084 shares of common stock outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder’s warrants.

(5) Includes $100,000 in 11% Senior Secured Convertible Notes, which are convertible into 133,334 shares of our common stock at an exercise price of $0.75 per share (which exercise price varies as provided in the Notes), warrants to purchase 14,000 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 16,000 shares at $0.30 per share.

(6) The manager of Sands Brothers Venture Capital II LLC is Sands Brothers Venture Capital Management LLC, which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital II LLC.

(7) Based on 4,115,584 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder's warrants.

(8) Includes $775,000 in 11% Senior Secured Convertible Notes, which are convertible into 1,033,334 shares of our common stock at an exercise price of $0.75 per share (which exercise price varies as provided in the Notes), warrants to purchase 108,500 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 124,000 shares at $0.30 per share.

(9) The manager of Sands Brothers Venture Capital III LLC is Sands Brothers Venture Capital Management LLC, which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital III LLC.

(10) Based on 5,218,084 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder's warrants.

(11) Includes $250,000 in 11% Senior Secured Convertible Notes, which are convertible into 333,334 shares of our common stock at an exercise price of $0.75 per share (which exercise price varies as provided in the Notes), warrants to purchase 35,000 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 39,999 shares at $0.30 per share.

(12) The manager of Sands Brothers Venture Capital IV LLC is Sands Brothers Venture Capital Management LLC, which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital IV LLC.

(13) Based on 4,360,583 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder's warrants.

(14) Includes $100,000 in 11% Senior Secured Convertible Notes, which are convertible into 133,334 shares of our common stock at an exercise price of $0.75 per share (which exercise price varies as provided in the Notes), warrants to purchase 14,000 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 16,001 shares at $0.30 per share.

(15) The manager of Katie & Adam Bridge Partners L.P. is Katie & Adam Bridge Partners Management L.P., which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital III LLC.

(16) Based on 4,115,585 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder's warrants.

(17) Includes $100,000 in 11% Senior Secured Convertible Notes, which are convertible into 133,334 shares of our common stock at an exercise price of $0.75 per share (which exercise price varies as provided in the Notes), and warrants to purchase 15,000 shares of our common stock at an exercise price of $1.10 per share.

(18) Based on 4,100,584 shares outstanding, assuming the full conversion of 133,334 shares issuable in connection with the conversion of the Notes held by the Selling Shareholder and the full exercise of 15,000 warrants.

(19) Includes $100,000 in 11% Senior Secured Convertible Notes, which are convertible into 133,334 shares of our common stock at an exercise price of $0.75 per share (which exercise price varies as provided in the Notes), and warrants to purchase 15,000 shares of our common stock at an exercise price of $1.10 per share.

(20) Although MVI can exercise its 429,334 warrants to purchase shares of common stock which it beneficially owns for that same number of shares, which shares if exercised would represent 10% of our then outstanding common stock based on 4,381,584 shares of common stock then outstanding, MVI has contractually agreed to not own 5% or more of our common stock at any one time.

(21) The beneficial owner of Mastodon Ventures, Inc. (“MVI”) is Robert S. Hersch its President.

(22) Based on 4,160,250 share of common stock outstanding assuming the exercise 208,000 warrants (equal to approximately 4.9% of our common stock) to purchase shares of our common stock by MVI.

(23) Includes 82,400 warrants to purchase shares of our common stock at an exercise price of $0.30 per share.

(24) The beneficial owner of Gusrae Kaplan, Bruno & Nusbaum, PLLC (“Gusrae”).are Lawrence Nusbaum and Martin Kaplan, who have voting and investment control over Gusrae.

(25) Based on 4,034,650 shares of common stock outstanding assuming the full exercise of all warrants held by Gusrae.

(26) Includes an aggregate of 135,000 warrants to purchase shares of our common stock at an exercise price of $0.30 per share. Loev Family Partnership, Ltd., beneficially owns 154,933 warrants to purchase shares of our common stock at an exercise price of $0.30 per share and 270,000 shares of common stock, however, it has agreed to not own more than 9.9% of our common stock at any one time. All of the shares of common stock and warrants which Loev Family Partnership, Ltd. holds are beneficially owned by David M. Loev, our corporate attorney.

(27) Based on 4,087,250 shares outstanding assuming the full exercise of 135,000 warrants beneficially owned by Loev Family Partnership, Ltd., which would give it the then ownership of 9.9% of our common stock.

(28) Although Vision has agreed to not hold more than 9.9% of our outstanding common stock at anyone time unless they give us sixty-one (61) days prior notice, Vision has the ability to convert its outstanding 11% Senior Secured Convertible Notes ("Notes") into approximately 1,666,667 shares of common stock at the minimum conversion price of $0.30 per share (which exercise price varies as provided in the Notes); can exercise its 187,500 warrants at an exercise price of $1.10 per share for that same number of shares; and can exercise its 333,333 warrants at an exercise price of $0.75 per share for that same number of shares, giving it the ability to own 2,187,500 shares of our common stock, which if Vision gives us notice of their intent to hold more than the 9.9% share limit and converts and exercises all of the shares in connection with the conversion of the Notes it holds and the shares underlying the warrants would represent 35.6% of our outstanding common stock based on 6,139,750 shares then outstanding.

(29) The beneficial owner of Vision Master Fund, Ltd. ("Vision") is Adam Benowitz its Portfolio manager.

(30) Based on 4,390,250 shares then outstanding assuming the conversion and/or exercise of 438,000 shares, which would represent approximately 9.9% of our then outstanding shares of outstanding common stock.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

 The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

 The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

 Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

 The Selling Stockholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

 We have advised the Selling Stockholders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Stockholders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Stockholders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus.

 Accordingly, the Selling Stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

 We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders, but excluding brokerage commissions or underwriter discounts. The Selling Stockholders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

 "Bid" and "asked" offers for the common stock are listed on the NASDAQ OTC-Bulletin Board published by the National Quotation Bureau, Inc. The Company's common stock began regular trading during the third quarter of the fiscal year ended December 31, 2003. The trading symbol for the common stock was originally "SYSC", and was changed to "EXAG" in connection with the Company's name change on December 11, 2003, and was later changed to "XAIN" in connection with the Company's name change on December 9, 2004.

 The following table sets forth the high and low bid prices for the Company's common stock for the periods indicated as reported by the NASDAQ OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low

December 31, 2006	$0.35	$0.21
September 30, 2006	$0.40	$0.15
June 30, 2006	$0.75	$0.30
March 31, 2006	$0.51	$0.40

December 31, 2005	$0.70	$0.30
September 30, 2005	$0.55	$0.33
June 30, 2005	$1.35	$0.38
March 31, 2005	$2.50	$1.15

 There were approximately 37 holders of record of the common stock as of March 8, 2007. The Company has never paid a cash dividend on its common stock and does not anticipate the payment of a cash dividend in the foreseeable future. The Company intends to reinvest in its business operations any funds that could be used to pay a cash dividend. The Company's common stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act. In general, a security which is not quoted on NASDAQ or has a market price of less than $5.00 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.

LEGAL MATTERS

 Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC of Bellaire, Texas.

ADDITIONAL INFORMATION

 Our fiscal year ends on December 31. The Company files Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, current Reports on Form 8-K, registration statements and other items with the Securities and Exchange Commission (“SEC”). You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

[Remainder of page intentionally left blank.]

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid
Filing Fee - Securities and Exchange Commission	$ 57.85
Attorney's fees and expenses	45,000.00*
Accountant's fees and expenses	15,000.00*
Transfer agent's and registrar fees and expenses	1,500.00*
Printing and engraving expenses	1,500.00*
Miscellaneous expenses	10,000.00*
======================
Total $ 73,057.85*

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On July 27, 2006, we issued 25,000 restricted shares of our Common Stock to our Director, Christopher Spencer, which shares we had agreed to issue on June 30, 2006, pursuant to the terms of Mr. Spencer's Consulting Agreement. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the issuance did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

On August 8, 2006, we entered into a Subscription Agreement with five (5) third-party Purchasers, whereby we sold the Purchasers (i) an aggregate of $1,250,000 in fifteen (15) month 11% Senor Secured Convertible Promissory Notes that can be converted into approximately 1,666,667 shares of common stock, not including any accrued and unpaid interest, and assuming a conversion price of $0.75 per share (which conversion price and therefore the number of shares the Notes are convertible into are subject to change pursuant to the Notes); and (ii) five year Warrants to purchase one hundred and seventy-five thousand (175,000) shares of our common stock at an exercise price of $1.10 per share. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as Amended (the “Act”).

On August 8, 2006, in connection with the closing of the August 2006 Funding (described above), and in consideration for finders fees in connection with the Funding, we granted the Purchasers 333,333 warrants to purchase shares of our common stock at an exercise price of $0.30 per share, which warrants expire five (5) years from the Closing. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above, since the foregoing did not involve a public offering, the recipients took the securities for investment and not resale and we took appropriate measures to restrict transfer.

Additionally, on August 8, 2006, in connection with the closing of the August 2006 Funding (described above), and in consideration for finders fees in connection with the Funding, we granted Mastodon Ventures, Inc. 666,667 warrants to purchase shares of our common stock at an exercise price of $0.30 per share, which warrants expire five (5) years from the Closing. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above, since the foregoing did not involve a public offering, the recipients took the securities for investment and not resale and we took appropriate measures to restrict transfer.

On June 19, 2006, the Company's Board of Directors approved the issuance of 650,000 Incentive Stock Options to the Company's Chief Executive Officer, President, Secretary and Chairman of the Board of Directors, Joseph Wagner and 550,000 Incentive Stock Options to Jean Wilson, the Company's Chief Operating Officer, Treasurer and Director, who both also own more than 10% of the Company's outstanding voting shares (the "10% Shareholder Options") pursuant to the Plan. The 10% Shareholder Options had an exercise price of $0.38 per share, which was equal to 110% of the mean of the highest and lowest quoted selling prices of the Company's common stock on the Over-The-Counter Bulletin Board on the Valuation Date. The 10% Shareholder Options were evidenced by Option Agreements, pursuant to the Plan. The 10% Shareholder Options shall vest three (3) years from the Valuation Date (June 19, 2009), and terminated if unexercised on June 19, 2011, unless terminated earlier pursuant to the terms of the Option Agreements; provided however, that the 10% Shareholder Options shall vest immediately upon the occurrence of a Change in Control of the Company. The 10% Shareholder Options were later rescinded by the Company in connection with the Funding and the grant of the JJ Options, as described in greater detail below.

 On August 2, 2006 (the "Valuation Date"), the Directors granted 850,000 options to purchase shares of our common stock ("Options") to Joseph Wagner, the Company's Chief Executive Officer and Chairman of the Board of Directors of the Company and 650,000 Options to Jean Wilson, the Company's Chief Operating Officer and Director, who are both greater than 10% shareholders of the Company (the "JJ Options"). The exercise price of the JJ Options is $0.75 per share (which exercise price was greater than 110% of the mean of the highest ($0.31) and lowest ($0.31) quoted selling prices of the Company's common stock on the Valuation Date). The JJ Options expire if unexercised on the fifth anniversary of the Vesting Date, or as otherwise provided in the Option Agreements. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above, since the foregoing did not involve a public offering, the recipient took the securities for investment and not resale and we took appropriate measures to restrict transfer.

Mr. Wagner shall vest 283,333 of the Options upon the twelve (12) month anniversary of the date the United States Securities and Exchange Commission declares effective a registration statement covering the resale of the shares of common stock which the 11% Senior Secured Convertible Promissory Notes which we sold in August, September and October 2006 to certain third party purchasers (the "Purchasers") are convertible into (as described in greater detail in our most recent periodic filings) and the shares of common stock which the Warrants granted to such Purchasers are exercisable for (the "Effectiveness Date"); Mr. Wagner shall vest 283,333 of the Options upon the twenty-four (24) month anniversary of the Effectiveness Date; and Mr. Wagner shall vest the remaining 283,334 options upon the thirty-six (36) month anniversary of the Effectiveness Date, provided however that all of the options shall vest immediately upon a Change in Control of the Company (as defined below).

Ms. Wilson shall vest 216,667 of the Options upon the twelve (12) month anniversary of the Effectiveness Date; Ms. Wilson shall vest 216,666 of the Options upon the twenty-four (24) month anniversary of the Effectiveness Date; and Ms. Wilson shall vest the remaining 216,666 options upon the thirty-six (36) month anniversary of the Effectiveness Date, provided that all of the options shall vest immediately upon a Change in Control of the Company (as defined below).

A "Change in Control" includes the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer of substantially all the assets of the Company; or in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933 (the "Act," other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company).

 In August 2006, we entered into a Debt Conversion Agreement with our legal counsel, David M. Loev, whereby Mr. Loev agreed to convert $10,000 which he was owed in legal fees into 50,000 restricted shares of our common stock. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above, since the foregoing did not involve a public offering, the recipient took the securities for investment and not resale and we took appropriate measures to restrict transfer.

 In August 2006, we agreed to issue our legal counsel, David M. Loev, 25,000 warrants to purchase shares of our common stock at an exercise price of $0.30 per share, which warrants are exercisable for a period of five (5) years. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above, since the foregoing did not involve a public offering, the recipient took the securities for investment and not resale and we took appropriate measures to restrict transfer.

 On September 26, 2006, we entered into Subscription Agreements with two (2) individuals, whereby we sold each of the individuals (i) $100,000 in fifteen (15) month 11% Senor Secured Convertible Promissory Notes (for $200,000 in total Notes sold) which can be converted into approximately 133,333 shares of common stock each, not including any accrued and unpaid interest, and assuming a conversion price of $0.75 per share (which conversion price and therefore the number of shares the Notes are convertible into are subject to change pursuant to the Notes); and (ii) five year Warrants to purchase one hundred and fifteen thousand (15,000) shares of our common stock each (for the total issuance of 30,000 warrants) at an exercise price of $1.10 per share. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as Amended (the “Act”).

 On October 23, 2006, we entered into a Subscription Agreement with Vision Opportunity Master Fund, Ltd. ("Vision"), whereby we sold Vision (i) $1,250,000 in fifteen (15) month 11% Senor Secured Convertible Promissory Notes which can be converted into approximately 1,666,667 shares of common stock, not including any accrued and unpaid interest, and assuming a conversion price of $0.75 per share (which conversion price and therefore the number of shares the Notes are convertible into are subject to change pursuant to the Notes); and (ii) five year Warrants to purchase 187,500 shares of our common stock at an exercise price of $1.10 per share and 100,000 shares of our common stock at an exercise price of $0.30 per share. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as Amended (the “Act”).

 In October 2006, we entered into a Consulting Agreement with Mastodon Ventures, Inc., a Texas corporation (“MVI”), and agreed to issue MVI warrants to purchase 666,667 shares of our common stock at an exercise price of $0.30 (which warrants were issued on or about August 8, 2006, the "First MVI Warrant") and a warrant to purchase 1,000,000 shares of our common stock during a five (5) year period (the "Second MVI Warrant"), which warrants are only exercisable by MVI if within one year of the parties entry into the consulting agreement, we consummate a private offering of at least $3,000,000 (the "Offering") or a Change in Control (as defined in the Consulting Agreement) occurs (each a "Vesting Event"). The five year exercise period of the Second MVI Warrant commences upon the occurrence of a Vesting Event. The Second MVI Warrant is exercisable at an exercise price equal to the lesser of $1.10 per share or 125% of the effective offering price of the Offering, or in the event of a Change in Control, such warrant shall be exercisable at an exercise price of $1.10 per share. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above, since the foregoing did not involve a public offering, the recipient took the securities for investment and not resale and we took appropriate measures to restrict transfer.

 In November 2006, we entered into a Debt Conversion Agreement with our legal counsel, David M. Loev, whereby Mr. Loev agreed to convert $15,000 which he was owed into 75,000 shares of common stock and 75,000 five year warrants to purchase shares of our common stock at an exercise price of $0.30 per share, which shares and warrants were registered on a Form S-8 Registration Statement.

 On November 4, 2006, we issued 25,000 restricted shares of our Common Stock to our Director, Christopher Spencer, which shares we had agreed to issue on September 30, 2006, pursuant to the terms of Mr. Spencer's Consulting Agreement. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the issuance did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

 Effective January 1, 2007, we entered into an Agreement with David M. Loev, of The Loev Law Firm, PC, to serve as our legal counsel and perform legal services for us until December 31, 2007. In connection with our entry into the Agreement, we agreed to issue Mr. Loev 25,000 Form S-8 registered shares of our common stock, which shares have not been issued to date.

ITEM 27. EXHIBIT

2.1(1)	Exchange Agreement

3.1(2)	Articles of Incorporation

3.2(3)	Certificate of Amendment to Articles of Incorporation

3.3(4)	Certificate of Amendment to Articles of Incorporation

3.4(5)	Certificate of Designation of Series A Preferred Stock

3.5 (6)	Certificate of Amendment to the Company's Articles of Incorporation

3.6(3)	Bylaws

5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

10.1(7)	Subscription Agreement dated June 30, 2004

10.2(7)	Convertible Note

10.3(7)	Common Stock Purchase Warrant A

10.4(7)	Common Stock Purchase Warrant B

10.5(8)	Voting Agreement between Joseph Wagner and Frank Goldstin

10.6(8)	Voting Agreement between Jean Wilson and Frank Goldstin

10.7(9)	Fiori Asset Purchase Agreement

10.8(10)	Asset Acquisition Agreement with Musters & Company, Inc.

10.9(10)	Waiver Agreement

10.10(11)	Christopher Spencer Consulting Agreement

10.11(12)	Waiver of Rights Agreement

10.12(13)	Securities Purchase Agreement Dated August 8, 2006

10.13(13)	11% Senior Secured Convertible Promissory Note with Sands Brothers Venture Capital LLC

10.14(13)	11% Senior Secured Convertible Promissory Note with Sands Brothers Venture Capital II LLC

10.15(13)	11% Senior Secured Convertible Promissory Note with Sands Brothers Venture Capital III LLC

10.16(13)	11% Senior Secured Convertible Promissory Note with Sands Brothers Venture Capital IV LLC

10.17(13)	11% Senior Secured Convertible Promissory Note with Katie & Adam Bridge Partners L.P.

10.18(13)	Warrant with Sands Brothers Venture Capital LLC ($1.10 initial exercise price)

10.19(13)	Warrant with Sands Brothers Venture Capital II LLC ($1.10 initial exercise price)

10.20(13)	Warrant with Sands Brothers Venture Capital III LLC ($1.10 initial exercise price)

10.21(13)	Warrant with Sands Brothers Venture Capital IV LLC ($1.10 initial exercise price)

10.22(13)	Warrant with Katie & Adam Bridge Partners L.P. ($1.10 initial exercise price)

10.23(13)	Warrant with Sands Brothers Venture Capital LLC ($0.30 initial exercise price)

10.24(13)	Warrant with Sands Brothers Venture Capital II LLC ($0.30 initial exercise price)

10.25(13)	Warrant with Sands Brothers Venture Capital III LLC ($0.30 initial exercise price)

10.26(13)	Warrant with Sands Brothers Venture Capital IV LLC ($0.30 initial exercise price)

10.27(13)	Warrant with Katie & Adam Bridge Partners L.P. ($0.30 initial exercise price)

10.28(13)	Warrant with Mastodon Ventures, Inc. ($0.30 initial exercise price)

10.29(13)	Registration Rights Agreement

10.30(13)	Security Agreement

10.31(13)	Joseph Wagner 60 Month Consulting Agreement Effective August 1, 2006

10.32(13)	Jean Wilson 60 Month Employment Agreement Effective August 1, 2006

10.33(13)	Joseph Wagner Stock Option Agreement to Purchase 850,000 Shares at an Exercise Price of $0.75 Per Share

10.34(13)	Jean Wilson Stock Option Agreement to Purchase 650,000 Shares at an Exercise Price of $0.75 Per Share

10.35(14)	Second Funding Waiver of Rights Agreement

10.36(15)#	Securities Purchase Agreement Effective September 26, 2006 with G. Chris Andersen

10.37(15)#	11% Senior Secured Convertible Promissory Note with G. Chris Andersen

10.38(15)#	Warrant with G. Chris Andersen ($1.10 initial exercise price)

10.39(15)#	Registration Rights Agreement with G. Chris Andersen

10.40(15)#	Security Agreement with G. Chris Andersen

10.41(15)	Securities Purchase Agreement Dated October 23, 2006 with Vision Opportunity Master Fund, Ltd.

10.42(15)	11% Senior Secured Convertible Promissory Note with Vision Opportunity Master Fund, Ltd. (1)

10.43(15)	Warrant with Vision Opportunity Master Fund, Ltd. ($1.10 initial exercise price)

10.44(15)	Warrant with Vision Opportunity Master Fund, Ltd. ($0.30 initial exercise price)

10.45(15)	Registration Rights Agreement with Vision Master Fund, Ltd.

10.46(15)	Security Agreement with Vision Master Fund, Ltd.

10.47(15)	Third Waiver of Rights Agreement with the 6% Purchasers

10.48(15)	Consulting Agreement with MVI

10.49*	Agreement Regarding the Cancellation of the Series A Preferred Stock of XA, Inc.

10.50*	Legal Services Agreement with David M. Loev

23.1*	Consent of Pollard-Kelley Auditing Services, Inc.

23.3*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

(1)  Filed as Exhibit 2.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on December 8, 2003, and incorporated herein by reference.

(2)  Filed as Exhibits 3(i) and 3(ii) to the Company's Form 10-SB12G filed with the Securities and Exchange Commission on June 15, 2001, and incorporated herein by reference.

(3)  Filed as Exhibit 3.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on February 2, 2004, and incorporated herein by reference.

(4)  Filed as Exhibit 3.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on December 9, 2004, and incorporated herein by reference.

(5)  Filed as Exhibit 3.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on January 5, 2005, and incorporated herein by reference.

(6)  Filed as an Exhibit to the Company's Form 8-K filed with the Commission on December 21, 2005.

(7)  Filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 to the Company's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on August 17, 2004, and incorporated herein by reference.

(8)  Filed as Exhibit 10.1 and 10.2 to our Form 8-K filed with the Securities and Exchange Commission on August 6, 2004, and incorporated herein by reference.

(9)  Filed as Exhibit 1.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on August 9, 2004, and incorporated herein by reference.

(10)  Filed as Exhibits to our Form 8-K filed with the Commission on March 11, 2005, and incorporated herein by reference.

(11)  Filed as an Exhibit to our Report on Form 10-KSB for the year ended December 31, 2005, which was filed with the Commission on March 24, 2006, and incorporated herein by reference.

(12)  Filed as an Exhibit to our Form 8-K filed with the Commission on July 24, 2006, and incorporated by reference herein.

(13)  Filed as Exhibits to our Form 8-K filed with the Commission on August 15, 2006, and incorporated herein by reference.

(14)  Filed as an Exhibit to our Form 8-K filed with the Commission September 14, 2006 and incorporated herein by reference.

(15)  Filed as Exhibits to our Form 8-K filed with the Commission on November 1, 2006, and incorporated herein by reference.

* Filed Herein.

# The September 2006 closing documents including the Securities Purchase Agreement, 11% Senior Secured Convertible Promissory Note, Registration Rights Agreement and Security Agreement with G. Chris Andersen and Paul M. Higbee are identical except for their respective names and addresses, and as such, we have only included those documents relating to Mr. Andersen. Both the closing documents with Mr. Andersen and Mr. Higbee, including the Securities Purchase Agreements, Registration Rights Agreements, Senior Notes and Warrants (but not the Security Agreement), were re-executed by Mr. Andersen and Mr. Higbee on or about October 23, 2006, to be effective as of September 26, 2006, to conform to the Vision Opportunity Master Fund, Ltd. closing documents, which October 2006 closing documents replaced and superseded the prior executed September 2006 documents.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

  1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

  2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  6. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

  7. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Chicago, Illinois, March 26, 2007.

XA, INC.

/s/ Joseph Wagner
-------------------------------------
Joseph Wagner
Chief Executive Officer and President

/s/ Jean Wilson
--------------------------------------
Jean Wilson
Chief Financial Officer
(Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

XA, INC.

/s/ Joseph Wagner
-------------------------------------
Joseph Wagner
Chief Executive Officer, President and Secretary
Date: March 26, 2007

/s/ Jean Wilson
--------------------------------------
Jean Wilson
Chief Financial Officer (Principal Accounting
 Officer), Chief Operating Officer and Treasurer
Date: March 26, 2007

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Wagner his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wagner	President, Chief Executive Officer,	March 26, 2007
Joseph Wagner	Secretary, and Chairman of the Board of Directors

/s/ Jean Wilson	Chief Financial Officer	March 26, 2007
Jean Wilson	(Principal Accounting Officer),
Chief Operating Officer,
Treasurer, and Director

/s/ Christopher Spencer	Director	March 26, 2007
Christopher Spencer